SCHEDULE 14A
RULE 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

2005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

April 7, 2005
Dear Stockholder:
      You are cordially invited to attend Starwood’s Annual Meeting of Stockholders, which is being held on Thursday, May 5, 2005, at 10:00 a.m. (local time), at the Westin St. Louis, 811 Spruce Street, St. Louis, Missouri 63102.
      At this year’s Annual Meeting, you will be asked to (i) elect ten Directors, (ii) ratify the appointment of Ernst & Young LLP as Starwood’s independent registered public accounting firm for 2005, (iii) reapprove Starwood’s Annual Incentive Plan for Certain Executives and (iv) act on two stockholder proposals.
      Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card promptly or authorize a proxy by telephone or over the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. If you decide to attend the meeting, you will be able to vote in person even if you have previously submitted your proxy.
      We appreciate your continued support and interest in Starwood.
Very truly yours,

Barry S. Sternlicht Executive Chairman	Steven J. Heyer Chief Executive Officer

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
OF
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
A Maryland Corporation

DATE:	May 5, 2005
TIME:	10:00 a.m., local time
PLACE:	Westin St. Louis 811 Spruce Street St. Louis, Missouri 63102
ITEMS OF BUSINESS:	1. To elect ten Directors for a term of one year.
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.
3. To reapprove the Company’s Annual Incentive Plan for Certain Executives.
4. To vote on a stockholder proposal, if properly presented at the meeting, recommending that the Board of Directors adopt a confidential voting policy.
5. To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board of Directors adopt a policy of expensing the costs of stock option grants.
6. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
RECORD DATE:	Holders of record of the Company’s stock at the close of business on March 17, 2005 are entitled to vote at the meeting.
ANNUAL REPORT:	The Company’s 2004 Annual Report on Form 10-K, which is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING:	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can authorize a proxy over the Internet or by telephone. If Internet or telephone authorization is available to you, instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. Your promptness will assist us in avoiding additional solicitation costs.

Kenneth S. Siegel
Corporate Secretary
April 7, 2005
White Plains, New York

WHO CAN HELP ANSWER YOUR QUESTIONS?
      If you have any questions about the Annual Meeting, you should contact:
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Attention: Investor Relations
Phone Number: 1-914-640-8100
      If you would like additional copies of this Proxy Statement or the Annual Report, or if you have questions about the Annual Meeting or need assistance in voting your shares, you should contact:
D.F. King & Co., Inc.
77 Water Street
New York, New York 10005
Phone Number: 1-800-859-8511 (toll free)

ii

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
1111 Westchester Avenue
White Plains, NY 10604
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2005

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS
Why did I receive this Proxy Statement?
      Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company” or “Starwood”), is sending this Proxy Statement to its stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Company’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”), and at any postponement or adjournment of the Annual Meeting. We are first mailing the Notice of Annual Meeting, this proxy statement and accompanying form of proxy on or about April 8, 2005.
When and where will the Annual Meeting be held?
      The Annual Meeting will be held on May 5, 2005 at 10:00 a.m. (local time), at the Westin St. Louis, 811 Spruce Street, St. Louis, Missouri 63102. If you plan to attend the Annual Meeting and have a disability or require special assistance, please contact the Company’s Investor Relations department at (914) 640-8100.
What proposals will be voted on at the Annual Meeting?
      At the Annual Meeting, the stockholders of the Company will consider and vote upon:

1.	The election of ten Directors for a term of one year.

2.	The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for 2005.

3.	The reapproval of the Company’s Annual Incentive Plan for Certain Executives (the “Executive Plan”).

4.	A stockholder proposal, if properly presented at the meeting, recommending that the Board of Directors adopt a confidential voting policy.

5.	A stockholder proposal, if properly presented at the meeting, requesting that the Board of Directors establish a policy of expensing the costs of stock option grants.

6.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The Board is not aware of any matter that will be presented at the Annual Meeting that is not described above. If any other matter is presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on any such matter.
Who is entitled to vote at the Annual Meeting?
      If you were a stockholder of the Company at the close of business on March 17, 2005 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. You have one vote for each share of common stock of the Company (“Company Shares”) you held at the close of business on the Record Date on each matter that is properly submitted to a vote at the Annual Meeting, including Company Shares:

•	Held directly in your name as the stockholder of record,

•	Held for you in an account with a broker, bank or other nominee, and

•	Credited to your account in the Company’s Savings and Retirement Plan (the “Savings Plan”).
      On the Record Date there were 215,560,469 Company Shares outstanding and entitled to vote at the Annual Meeting and there were 20,741 record holders of Company Shares. The Company Shares are the only outstanding class of voting securities of the Company.
Who may attend the Annual Meeting?
      Only stockholders of record, or their duly authorized proxies, may attend the Annual Meeting. Since seating is limited, admission will be on a first-come, first-served basis. Registration and seating will begin at 9:00 a.m. To gain admittance, you must present valid picture identification, such as a driver’s license or passport. If you hold Company Shares in “street name” (through a broker or other nominee), you will also need to bring a copy of a brokerage statement (in a name matching your photo identification) reflecting your stock ownership as of the Record Date. If you are a representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are a representative of such stockholder.
      Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
How many Company Shares must be present to hold the Annual Meeting?
      The presence in person or by proxy of holders of a majority of the outstanding Company Shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Your Company Shares are counted as present at the meeting if you:

•	are present and vote in person at the Annual Meeting, or

•	have properly executed and submitted a proxy card, or authorized a proxy over the telephone or the Internet, prior to the Annual Meeting.
      Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.
      If a quorum is not present when the Annual Meeting is convened, or if for any other reason the Board believes that the Annual Meeting should be adjourned, the Annual Meeting may be adjourned by the Executive Chairman of the Company or other presiding officer. If a motion is made to adjourn the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on such adjournment all Company Shares for which such persons have voting authority.
What are broker non-votes?
      If you have Company Shares that are held by a broker, you may give the broker voting instructions and the broker must vote as you directed. If you do not give the broker any instructions, the broker may vote at its discretion on all routine matters (i.e., election of Directors and the ratification of an independent registered public accounting firm). For non-routine matters (i.e., the reapproval of the Executive Plan), however, the broker may NOT vote using its discretion. This is referred to as a broker non-vote.
How are abstentions, withheld votes and broker non-votes counted?
      Company Shares not voted due to withheld votes, abstentions or broker non-votes with respect to the election of a Director, the ratification of the appointment of the independent registered public accounting firm or the reapproval of the Executive Plan will not have any effect on the outcome of such matters.

How many votes are required to approve each proposal?
      Directors will be elected by a plurality of the votes cast at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the ten nominees who receive the largest number of “FOR” votes cast will be elected as Directors. Stockholders cannot cumulate votes in the election of Directors.
      Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm requires “FOR” votes from a majority of the votes cast at the Annual Meeting, either in person or represented by properly completed or authorized proxy. If a majority of the votes cast at the Annual Meeting vote “AGAINST” ratification of the appointment of Ernst & Young, the Board and the Audit Committee will reconsider its appointment.
      Reapproval of the Executive Plan requires “FOR” votes from a majority of the votes cast at the Annual Meeting, either in person or by properly authorized proxy.
      If a majority of the votes cast at the Annual Meeting vote “FOR” any of the stockholder proposals, the Board will reexamine its position on any such proposal.
How do I vote?
      You may vote in person at the Annual Meeting or you may authorize a proxy to vote on your behalf. There are three ways to authorize a proxy:

By Telephone:	By calling toll-free 1-800-PROXIES and following the instructions on the proxy card.
By Internet:	By following the instructions on the proxy card.
By Mail:	By signing, dating and mailing the enclosed proxy card.
      If you authorize a proxy by telephone or the Internet, you should not return your proxy card.
      Each Company Share represented by a properly completed written proxy or properly authorized proxy by telephone or over the Internet will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, such Company Shares will be voted FOR the election of each of the nominees for Director, FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2005, FOR the Executive Plan and AGAINST each of the Stockholder Proposals.
      If you participate in the Savings Plan and have contributions invested in Company Shares, the proxy card will serve as a voting instruction for the trustee of the Savings Plan. You must return your proxy card to the transfer agent on or prior to May 2, 2005. If your proxy card is not received by the transfer agent by that date or if you sign and return your proxy card without instructions marked in the boxes, the trustee will vote your Company Shares in the same proportion as other Company Shares held in the Savings Plan for which the trustee received timely instructions.
How can I revoke a previously submitted proxy?
      You may revoke (cancel) a proxy at any time prior to exercise of such proxy by (i) giving written notice of revocation to the Corporate Secretary of the Company with a date later than the date of the previously submitted proxy, (ii) properly authorizing a new proxy with a later date by mail, telephone or Internet, or (iii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Any notice of revocation should be sent to: Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York 10604, Attention: Corporate Secretary.

What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card from the Company, it means your Company Shares are not all registered in the same way (for example, some are in your name and others are jointly with a spouse) and are in more than one account. Please sign and return all proxy cards you receive to ensure that all Company Shares held by you are voted.
How does the Board recommend that I vote?
      The Board recommends that you vote FOR each of the Director nominees, FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2005, FOR the Executive Plan and AGAINST each of the Stockholder Proposals.
CORPORATE GOVERNANCE
      The Company has adopted Corporate Governance Guidelines, which are posted on our web site at www.starwoodhotels.com/corporate/investor relations.html, to address significant corporate governance issues. The Guidelines provide a framework for the Company’s corporate governance and cover topics including, but not limited to, Board and committee composition, Director share ownership guidelines, and Board evaluations. In response to a stockholder request, the Board has adopted a policy requiring stockholder approval of severance arrangements with executive officers that provide for cash benefits that exceed 2.99 times such executive officer’s base salary and bonus, subject to certain exceptions and adjustments. The policy has no effect on existing arrangements or amendments to existing arrangements that do not increase the formula for determining benefits. This new policy will be made part of the Corporate Governance Guidelines at or prior to the Annual Meeting. The Governance and Nominating Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines.
      The charters for our Audit Committee, Compensation and Option Committee and the Governance and Nominating Committee are posted on our website at www.starwoodhotels.com/corporate/ investor relations.html.
      The Company has adopted a Finance Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Corporate Treasurer, Senior Vice President-Taxes and persons performing similar functions. The Finance Code of Ethics is posted on our web site at www.starwoodhotels.com/corporate/investor relations.html. We intend to post amendments to, and waivers from, the Finance Code of Ethics that require disclosure under applicable Securities and Exchange Commission (the “SEC”) rules on our web site. In addition, the Company has a Code of Conduct applicable to all employees that addresses the legal and ethical issues employees may encounter in carrying out their duties and responsibilities. Employees are required to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is posted on our web site at www.starwoodhotels.com/corporate/ investor relations.html.
      You may obtain a free copy of any of these posted documents by sending a letter to our Investor Relations Department, 1111 Westchester Avenue, White Plains, New York 10604. Please note that the information on our website is not incorporated by reference in this Proxy Statement.
      The Company has a Disclosure Committee, comprised of certain senior executives, to design, establish and maintain the Company’s internal controls and other procedures with respect to the preparation of periodic reports filed with the SEC, earnings releases and other written information that the Company will disclose to the investment community (the “Disclosure Documents”). The Disclosure Committee evaluates the effectiveness of the Company’s disclosure controls and procedures on a regular basis and maintains written records of the disclosure controls and procedures followed in connection with the preparation of Disclosure Documents. The Company will continue to monitor developments in the law and stock exchange regulations and will adopt new procedures consistent with new legislation or regulations.

      The Board makes an annual determination as to the independence of the Directors. No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence established by the New York Stock Exchange (the “NYSE”) listing standards and other governing laws and regulations. In its annual review of Director independence, the Board considers any commercial, banking, consulting, legal, accounting, charitable or other business relationships each Director may have with the Company. As a result of its annual review, the Board has determined that all of the Directors, with the exception of Mr. Sternlicht and Mr. Heyer, are independent directors. Mr. Sternlicht is not independent since he is the Executive Chairman of the Company. Mr. Heyer is not independent because he is the Chief Executive Officer of the Company. None of the other Directors has a relationship with the Company other than as a Director.
      The Board does not currently have a “lead” Director. Unless the Company appoints a lead Director, the Chairman of the Governance and Nominating Committee serves as the lead director at the executive meetings of the Board. Stephen Quazzo served as the Chairman of the Governance and Nominating Committee in 2004 and will continue to serve as Chairman until the Annual Meeting.
      The Company has adopted a policy which requires the Audit Committee to approve the hiring of any current or former employee (within the last 5 years) of our independent public accountants into any position (i) as a Manager or higher, (ii) in our accounting or tax departments, (iii) where the hire would have direct involvement in providing information for use in our financial reporting systems, or (iv) where the hire would be in a policy setting position. When undertaking its review, the Audit Committee considers applicable laws, regulations and related commentary regarding the definition of “independence” for independent public accountants.
      The Board has a policy under which Directors who are not employees of the Company and its subsidiaries may not stand for re-election after reaching the age of 72. In addition, under this policy, Directors who are employees of the Company must retire from the Board upon their retirement from the Company.
      The Company expects all Directors to attend the Annual Meeting, but from time to time, other commitments prevent all Directors from attending each meeting. All Directors attended the most recent annual meeting of stockholders, which was held on May 7, 2004.
      The Company has adopted a policy which permits stockholders to contact the Board of Directors. If you are a stockholder and would like to contact the Board of Directors you may send a letter to the Board of Directors, c/o the Corporate Secretary, 1111 Westchester Avenue, White Plains, New York 10604. You should specify in the letter that you are a stockholder. If the correspondence contains complaints about Starwood’s accounting, internal or auditing matters or directed to the non-management directors, the Corporate Secretary will forward that correspondence to a member of the Audit Committee. If the correspondence concerns other matters, the Corporate Secretary will forward the correspondence to the Director to whom it is addressed or that is otherwise appropriate under the circumstances, attempt to handle the inquiry directly, for example where it is a request for information or a stock-related matter, or not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic. At each regularly scheduled Board meeting, the Corporate Secretary or his/her designee will present a summary of all stockholder communications received since the last meeting that were not forwarded and shall make those communications available to the Directors upon request. This policy is also posted on the Company’s website at http://starwood.com/corporate/investor relations.html.
      The Company indemnifies its Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our Bylaws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

ELECTION OF DIRECTORS
      Under our Charter, each of our Directors is elected to serve until the next annual meeting of stockholders. If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the meeting.
Directors Nominated at the Annual Meeting will be Elected to Serve Until the 2006 Annual Meeting of Stockholders
      Steven J. Heyer, 52, has been the Chief Executive Officer of the Company and Starwood Hotels & Resorts, a Maryland real estate investment trust and subsidiary of the Company (the “Trust”), since October 1, 2004. Prior to joining the Company, Mr. Heyer served as President and Chief Operating Officer of The Coca-Cola Company from December 2002 to September 2004 and President and Chief Operating Officer, Coca-Cola Ventures from April 2001 to December 2002. Mr. Heyer was President and Chief Operating Officer of Turner Broadcasting System, Inc. from 1996 until April 2001. Mr. Heyer is a director of Internet Security Systems, Inc.
      Barry S. Sternlicht, 44, has been the Executive Chairman of the Company since October 1, 2004 and prior thereto was the Chairman and Chief Executive Officer of the Company from September 1997 and January 1999, respectively. Mr. Sternlicht has served as Executive Chairman of the Trust since October 1, 2004 and prior thereto was the Chairman and Chief Executive Officer of the Trust since January 1995. Mr. Sternlicht also has been the President and Chief Executive Officer of Starwood Capital Group, L.L.C. (“Starwood Capital”) and its predecessor entities since its formation in 1991. Mr. Sternlicht was Chief Executive Officer of iStar Financial, Inc. (“iStar”), a publicly held real estate investment firm, from September 1996 to November 1997 and served as the Chairman of the Board of Directors of iStar from September 1996 to April 2000. He is a director of The Estee Lauder Companies, Inc.
      Charlene Barshefsky, 54, has been Senior International Partner at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, Washington, D.C. since September 2001. From March 1997 to January 2001, Ambassador Barshefsky was the United States Trade Representative, the chief trade negotiator and principal trade policy maker for the United States and a member of the President’s Cabinet. Ambassador Barshefsky is a director of The Estee Lauder Companies, Inc., American Express Company, Intel Corporation and Idenix Pharmaceuticals. She has been a Director of the Company and a Trustee of the Trust since October 2001.
      Jean-Marc Chapus, 45, has been Group Managing Director and Portfolio Manager of Trust Company of the West, an investment management firm, and President of TCW/ Crescent Mezzanine L.L.C., a private investment fund, since March 1995. Mr. Chapus is a director of MEMC Electronic Materials, Inc. Mr. Chapus has been a Director of the Company since April 1999 and a Trustee the Trust since November 1997. Mr. Chapus was also a Director of the Company from August 1995 to November 1997.
      Bruce W. Duncan, 53, has been Chief Executive Officer and a Trustee of Equity Residential, the largest publicly traded apartment company in the United States, since April 2002. From April 2000 until March 2002, he was a private investor. From December 1995 until March 2000, Mr. Duncan served as Chairman, President and Chief Executive Officer of The Cadillac Fairview Corporation Limited, a real estate operating company. Mr. Duncan has been a Director of the Company since April 1999 and a Trustee of the Trust since August 1995.
      Eric Hippeau, 53, has been Managing Partner of Softbank Capital Partners, a technology venture capital firm, since March 2000. Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis Inc., an integrated media and marketing company, from 1993 to March 2000 and held various other positions with Ziff-Davis from 1989 to 1993. Mr. Hippeau is a director of Yahoo! Inc. Mr. Hippeau has been a Director of the Company and a Trustee of the Trust, since April 1999.
      Stephen R. Quazzo, 45, has been the Managing Director, Chief Executive Officer and co-founder of Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a subsidiary of

Equity Group Investments, Inc., a Chicago-based holding company controlled by Samuel Zell. Mr. Quazzo has been a Director of the Company since April 1999 and a Trustee of the Trust since August 1995.
      Thomas O. Ryder, 60, has been Chairman of the Board and Chief Executive Officer of The Reader’s Digest Association, Inc. since April 1998. Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, which provides travel, financial and network services, from October 1995 to April 1998. In addition, he is a director of Amazon.com, Inc. Mr. Ryder has been a Director of the Company and a Trustee of the Trust since April 2001.
      Daniel W. Yih, 46, has been a Principal and Chief Operating Officer with GTCR Golder Rauner, LLC, a private equity firm, since September 2000. From June 1995 until March 2000, Mr. Yih was a general partner of Chilmark Partners, L.P., a private equity firm. Mr. Yih has been a Director of the Company since August 1995 and a Trustee of the Trust since April 1999.
      Kneeland C. Youngblood, 49, has been a managing partner of Pharos Capital Group, L.L.C., a private equity fund focused on technology companies, business service companies and health care companies, since January 1998. He is Chairman of the Board of the American Beacon Funds, a mutual fund company managed by AMR Investments, an investment affiliate of American Airlines. Mr. Youngblood is a director of the Burger King Corp. Mr. Youngblood has been a Director of the Company and a Trustee of the Trust since April 2001.
      The Board unanimously recommends a vote FOR election of these nominees.
Board Meetings and Committees
      The Board of Directors held eleven meetings during 2004. In addition to meetings of the full Board, Directors attended meetings of individual Board committees. Each Director attended at least 75% of the total number of meetings of the full Board and committees on which he or she serves.
      The Board has established Audit, Compensation and Option, Corporate Governance and Nominating, and Executive Committees, the principal functions of which are described below.
      Audit Committee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is currently comprised of Messrs. Ryder (chairman), Yih, Youngblood and Hippeau, all of whom are “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements and as defined by federal securities laws. The Board has determined that Messrs. Yih and Ryder are “audit committee financial experts” under federal securities laws and has adopted a written charter for the Audit Committee. The Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of the Company. The Audit Committee selects, subject to the approval of the Board, the firm of independent public accountants to serve as auditors with whom it discusses the scope and results of their audit. The Audit Committee also discusses with the independent public accountants and with management, financial accounting and reporting principles, policies and practices and the adequacy of the Company’s accounting, financial, operating and disclosure controls. The Audit Committee met eight times during 2004.
      Compensation and Option Committee. The Compensation and Option Committee is currently comprised of Messrs. Chapus (chairman), Hippeau and Ryder, all of whom are “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements. The Compensation and Option Committee makes recommendations to the Board with respect to the salaries and other compensation to be paid to the Company’s executive officers and other members of senior management and administers the Company’s employee benefits plans, including the Company’s Long-Term Incentive Compensation Plans. The Compensation and Option Committee met sixteen times during 2004.
      Governance and Nominating Committee. The Governance and Nominating Committee is currently comprised of Messrs. Quazzo (chairman) and Duncan and Ambassador Barshefsky, all of whom are “independent” Directors, as defined by the NYSE listing requirements. The Governance and Nominating Committee was established in May 2004, combining the functions of the Corporate Governance Committee and the Nominating Committee, to oversee compliance with the Company’s corporate governance standards and to assist the Board in fulfilling its oversight responsibilities. The Governance and Nominating Committee establishes, or assists in the establishment of, the Company’s governance policies (including policies that govern potential conflicts of interest) and monitors and advises the Company as to compliance with those policies. The Governance and Nominating Committee reviews, analyzes, advises and makes recommendations to the Board with respect to situations, opportunities, relationships and transactions that are governed by such policies, such as opportunities in which a Director or officer has a personal interest. In addition, the Governance and Nominating Committee is responsible for making recommendations for candidates for the Board of Directors, taking into account nominations made by officers, directors, employees and stockholders, recommending Directors for service on Board committees, developing and reviewing background information for candidates, making recommendations to the Board for changes to the Corporate Governance Guidelines as they pertain to the nomination or qualifications of directors or the size of the Board, if applicable. The Corporate Governance Committee met sixteen times during 2004.
      There are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks a diverse group of candidates who possess the background, skills and expertise relevant to the business of the Company or candidates that possess a particular geographical or international perspective. The Board looks for candidates with qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. The Board seeks to insure that at least 2/3 of the directors are independent under the Company’s Governance Guidelines (or at least a majority are independent under the rules of the NYSE), and that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the NYSE and at least one of them qualifies as an “audit committee financial expert” under applicable federal securities laws. Annually the Governance and Nominating Committee reviews the qualifications and backgrounds of the Directors, the overall composition of the Board, and recommends to the full Board the slate of Directors to be recommended for nomination for election at the annual meeting of stockholders.
      The Board does not believe that its members should be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities. However, the Governance and Nominating Committee and the full Board will take into account the nature of and time involved in a Director’s service on other boards in evaluating the suitability of individual Directors and making its recommendations to Company stockholders. Service on boards and/or committees of other organizations should be consistent with the Company’s conflict of interest policies.
      The Governance and Nominating Committee may from time-to-time utilize the services of a search firm to help identify candidates for Director who meet the qualifications outlined above.
      The Governance and Nominating Committee will consider candidates nominated by stockholders. Under the Company’s Bylaws, these nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary, 1111 Westchester Avenue, White Plains, New York 10604, and be received by the Corporate Secretary no later than the close of business on the 75th day nor earlier than the close of business on the 100th day prior to the first anniversary of the preceding year’s annual meeting. In accordance with the Company’s Bylaws, such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, and a statement as to the qualification of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of Company Shares which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Although it has no formal policy regarding stockholder nominees, the Governance and Nominating Committee believes that stockholder nominees should be reviewed in substantially the same manner as other nominees.

      The Company provides a comprehensive orientation for all new Directors. It includes a corporate overview, one-on-one meetings with senior management and an orientation meeting. In addition, all Directors are given written materials providing information on the Company’s business.
      Executive Committee. The Executive Committee is currently comprised of Messrs. Sternlicht and Duncan. To the extent permitted by law, the Executive Committee is authorized to exercise the power of the Board with respect to the management of the business and affairs of the Company between meetings of the Board, except that the Executive Committee may not authorize dividends on stock, issue stock except in the limited circumstances permitted by statute, recommend to the stockholders any action which requires stockholder approval, amend the Company’s Bylaws or approve any merger or share exchange not requiring stockholder approval. The Executive Committee did not have any formal meetings in 2004.
Compensation of Directors
      Company employees who are Directors of the Company receive no fees for their services as Directors. Non-employee Directors receive separate compensation for their service. That compensation includes:

Annual Fee:	$50,000 per Director, payable in four equal installments of Company Shares and class B shares of beneficial interest (“Class B Shares”) of the Trust that are attached and traded together (collectively, the “Shares”) (based on the market value of a Share on the preceding December 31). A Director may elect to receive up to one half of the Annual Fee in cash and may defer (at an annual interest rate of LIBOR plus 1 1/2% for deferred cash amounts) any or all of the Annual Fee payable in cash. A Director may also elect to defer to a deferred unit account any or all of the Annual Fee payable in Shares. Directors serving as members of the Audit Committee receive an additional annual fee of $10,000 ($20,000 for the chairman of the Audit Committee).

Attendance Fees:	$750 for each Board meeting ($500 in the case of a telephonic meeting). For committees other than the Audit Committee, $500 for each committee meeting ($1,000 for the chairman of a committee). For the Audit Committee, $3,000 for each meeting ($4,000 for the chairman of the Audit Committee). Board members are also reimbursed expenses related to attendance.

Options:	Annual grants of options for 4,500 Shares under the Company’s long-term incentive plan.

Starwood Preferred Guest Program(1) Points and Rooms:	Annual grants of 250,000 Starwood Preferred Guest Points and eighteen free nights per year in the Company’s hotels.

(1)	The Starwood Preferred Guest Program is the Company’s loyalty program under which points are redeemable for hotel stays and other goods and services offered under the program.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires that our Directors and executive officers, and persons who own more than ten percent of the outstanding Shares, file with the SEC (and provide a copy to the Company) certain reports relating to their ownership of Shares.
      To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company for the fiscal year ended December 31, 2004, and written representations from our Directors and executive officers, all Section 16(a) filing requirements were complied with for the most recent fiscal year, except that Mr. Sternlicht failed to timely file one Form 4 with respect to four transactions and each of the non-employee directors failed to timely file one Form 4 with respect to one transaction. These transactions were filed late by the Company on behalf of the individuals.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Board has appointed and is requesting ratification by stockholders of the appointment of Ernst & Young as the Company’s independent registered public accounting firm. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, the Board and the Audit Committee will reconsider the selection of the independent registered public accounting firm.
      The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2005.
REAPPROVAL OF THE ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES
Introduction
      To further our policy of providing our key employees the opportunity to earn competitive levels of incentive compensation based primarily on the performance of the Company, in 1999, the Board of Directors adopted and the stockholders approved the 1999 Annual Incentive Plan for Certain Executives.
      The Board of Directors adopted the Executive Plan to assure that bonuses made to the Company’s executive officers would continue to qualify as “other performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to certain executive officers. An exception to this rule applies to certain performance-based compensation that is paid pursuant to a plan or program approved by our stockholders and that specifies the performance objectives to be obtained, the class of employees eligible to receive awards and the maximum amount that can be paid to eligible employees under such plan or program. For certain awards, such as cash bonus awards under the Executive Plan, to qualify for the exception available for performance-based compensation, stockholders must approve the performance objectives to which such awards relate.
      As set forth below, we are currently seeking reapproval of the Executive Plan, as amended, in order to continue to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes. Under the applicable federal income tax regulations, stockholders must reapprove the performance criteria set forth in the Executive Plan every five years to have the compensation that is paid under the Executive Plan continue to be exempted from the limits under Section 162(m). At this time we also are proposing some modifications to the Executive Plan to more clearly reflect certain existing practices, to provide that the Shares issuable thereunder will be awarded from shares issuable under the 2004 Long-Term Incentive Compensation Plan (or successor thereto), which plan was approved by the stockholders at the 2004 Annual Meeting and to provide the Compensation and Option Committee (the “Committee”) with additional discretion in certain circumstances, including to allow the Committee to designate a performance period other than our fiscal year which would allow, among other things, the Committee to grant an award under the Executive Plan to an executive officer who is hired during the year.
      The Executive Plan permits the Company to award qualified annual cash bonuses to the Company’s executive officers based on a determination by the Committee that performance objectives established by the Committee and based on those criteria set forth in the Executive Plan have been attained in whole or in part. In addition, the Committee may authorize payment of up to 25% of a participant’s bonus in the form of restricted stock awards, which are valued at 75% of the fair market value of a Company Share.
      The principal features of the Executive Plan are summarized below. The description is subject to the terms of the Executive Plan, which was filed with the SEC as an appendix to this Proxy Statement and may be obtained through the Internet from the “EDGAR Database of Corporation Information” on the SEC’s World Wide Web site (http://www.sec.gov). The existence of the Executive Plan shall not preclude the Company from making additional payments outside the Executive Plan to participants therein or to other employees.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE REAPPROVAL OF THE COMPANY’S ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES.
Annual Incentive Plan for Certain Executives
      The Executive Plan will be administered by the Committee, which shall be comprised of two or more Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m). Each of the Covered Employees, as are designated by the Committee on or before the 90th day of a fiscal year, is eligible to participate in the Executive Plan for such fiscal year. Barry S. Sternlicht, the Company’s Executive Chairman, and Steven J. Heyer, the Company’s Chief Executive Officer, are the only participants in the Executive Plan for the 2005 fiscal year.
      Under the Executive Plan, payment of annual bonuses to participating Covered Employees is subject to the satisfaction of specific annual performance targets established by the Committee within the first 90 days of each fiscal year, based on one or more of the following business criteria: earnings before interest, taxes, depreciation and amortization (“EBITDA”), consolidated pre-tax earnings, revenues, net earnings, operating income, earnings before interest and taxes, cash flow measures, return on equity, return on net assets employed or earnings per share for the applicable fiscal year.
      Concurrently with the establishment of the annual performance targets, the Committee will establish an objective formula or standard for calculating the maximum bonus payable to each participating Covered Employee for the fiscal year, subject to the requirement that the maximum bonus payable to any participant for any fiscal year may not exceed $9 million. In addition to this overall maximum, the Committee has sole discretion to determine whether any or all of the maximum permissible bonus for any fiscal year will actually be paid and to establish additional conditions for the payment of bonuses, including setting other financial, strategic or individual goals.
      Under the Executive Plan, the Committee may authorize payment of up to 25% of a participating Covered Employee’s bonus in the form of restricted stock awards, which subject to acceleration in certain circumstances in the discretion of the Committee (i) vest ratably over the three-year period following the end of the fiscal year for which the bonus is paid, (ii) are distributable to the participating Covered Employee in the form of whole units at the end of such three-year period and (iii) cover the number of units equal to the amount of the bonus to be paid in the form of restricted stock awards, divided by 75% of the fair market value of a unit as of the date the bonus was originally paid. At the end of the three year vesting period, vested units are paid out in Company Shares on a one for one basis. Pursuant to the employment agreements with Messrs. Sternlicht and Heyer, upon either one’s termination of employment for any reason other than cause, any awards granted will vest. The Committee may also pay any portion of a participating Covered Employee’s bonus for a fiscal year in excess of $3 million in restricted stock or restricted stock award, in which case no discount from the fair market value of a unit will be applied to such restricted stock or restricted stock awards. In addition, Covered Employees receive dividend equivalents on such awards.
      All determinations relating to the satisfaction of performance targets or any cancellation or forfeiture of restricted stock or restricted stock awards upon a termination of employment with the Company of the holder of such restricted stock or restricted stock awards shall be made by the Committee, in its sole discretion. Since actual amounts will depend on actual performance and the Committee may award less than the maximum bonus to each participant under the Executive Plan, the exact amount of the bonus that may be paid under the Executive Plan cannot be determined at this time. In the event of a change in control of Starwood, the Committee may adjust outstanding awards under the Executive Plan as appropriate, including, without limitation, causing outstanding awards to vest and be distributed or “cashed-out” by Starwood.
      The Board recommends a vote FOR approval of the Executive Plan.

STOCKHOLDER PROPOSAL NUMBER 1: CONFIDENTIAL STOCKHOLDER VOTING
      Central Pension Fund of the International Union of Operating Engineers and Participating Employers, 4115 Chesapeake Street, N.W., Washington, D.C. 20016, beneficially owning 38,700 Shares, has given notice that it intends to present at the Annual Meeting the following resolution:
      “BE IT RESOLVED: That the stockholders of Starwood Hotels & Resorts Worldwide, LLC (“Company”) recommend that our board of directors take the necessary steps to adopt and implement a policy of confidential voting at all meetings of its stockholders which includes the following provisions:

1.	that the voting of all proxies, consents and authorizations be secret, and that no such document shall be available for examination nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the company’s state of incorporation; and

2.	that the receipt, certification and tabulation of such votes be performed by independent election inspectors.”
“Supporting Statement”
      “It is the proponent’s belief that it is vitally important that a system of confidential proxy voting be established at the Company. Confidential balloting is a basic tenet of our political electoral process ensuring its integrity. The integrity of corporate board elections should also be protected against political abuses given the importance of corporate policies and practices to corporate owners and our national economy.”
      “The implementation of a confidential voting system would enhance shareholder rights in several ways. First, in protecting the confidentiality of the corporate ballot, shareholders would feel free to oppose management nominees and issue positions without fear of retribution. This is especially important for professional money managers whose business relationships can be jeopardized by their voting position.”
      “The second important benefit of confidential voting would be to invigorate the corporate governance process at the Company. We believe that shareholder activism would be promoted within the Company. It is our belief that shareholders empowered with a free and protected vote would be more active in the proposing of corporate policy resolutions and alternate board candidates.”
      “Finally, it is our belief that the enhancement of the proxy voting process would change the system where too often shareholders vote “with their feet,” not with their ballots. This change would help to develop a long-term investment perspective where corporate assets could be deployed, and used, in a more effective and efficient manner.”
      “Confidential voting is gaining popularity. Many major U.S. publicly traded companies have adopted confidential proxy voting procedures for corporate elections. It is time for our Company to do the same.”
      “For the reasons outlined above, we urge you to VOTE FOR THIS PROPOSAL.”
      The Board unanimously recommends a vote AGAINST this proposal.
      Our current proxy voting procedures comply with the proxy rules under the Federal securities laws and under the General Corporation Law of the State of Maryland, our state of incorporation. Our current practices ensure that the voting process does not result in any improper influence or coercion of stockholders. We believe that we have conducted stockholder solicitations in a fair and equitable manner and that our current practices adequately address the concerns raised by this proposal.
      We believe that our ability to communicate with stockholders during a proxy solicitation should not be limited under any circumstances. We believe that the Company needs the ability to contact stockholders on issues that are important to the Company’s success. This proposal limits that ability. This proposal also fails to include exceptions to confidentiality for proxy contests or when disclosure is requested by a stockholder. In the case of a proxy contest, the proposed confidential voting policy would not apply to a third party that was soliciting proxies, yet would continue to apply to the Company, thereby giving the third party an unfair advantage. The third party would be able to view stockholder voting decisions and other information, and use that information to persuade individual stockholders to vote in the third party’s favor. This advantage is not only unfair, but could be detrimental to stockholders. In contesting a third party’s solicitation of proxies, the Board has a legal obligation to act in the best interests of the stockholders as a group, whereas the third party would have no such obligation and would be free to act purely in his or her self-interest. Given the unfair advantage the third party would gain from having access to voting information, the Board’s ability to act in the best interests of stockholders would be hindered because the Board would not have the same access to that information.
      Furthermore, confidentiality safeguards are already in place throughout the voting and tabulation process. The voting and tabulation process is conducted by third party election inspectors. Votes are tabulated mechanically, except where a vote is withheld in which case it is tabulated by hand, and the Board has full confidence in the accuracy and impartiality of the results. In addition to these precautions, however, stockholders have the additional option of registering their shares in the name of a bank, broker, or other nominee. These nominee holders cannot reveal the names of the holders without the permission of the beneficial owner, thereby further protecting stockholders’ privacy and the confidentiality of their votes.
      Finally, the proposal seems to be flatly contrary to the new rules of the SEC that require mutual funds to publicly disclose their voting records. Rather than follow the emerging view that mutual funds conduct their voting subject to full public scrutiny, the proposal seeks to advocate the declining view that secrecy somehow enhances the voting by large institutional holders.
      In light of the foregoing, the Company’s Board of Directors believes that its current practices protect the confidentiality of stockholder votes and further believes that the stockholder proposal described above is not in the best interests of the Company’s stockholders, and therefore believes that a modification of the current practice is unwarranted. Accordingly, the Board recommends a vote AGAINST this proposal.

STOCKHOLDER PROPOSAL NUMBER 2: STOCK OPTION EXPENSING
      The Hotel Employees and Restaurant Employees International Union (“Unite Here”), 1219 28 Street, N.W., Washington, D.C. 20007, beneficially owning 121 Shares, has given notice that it intends to present at the Annual Meeting the following resolution:

“Resolved, that the shareholders of Starwood Hotels & Resorts, Inc. (the “Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.”
“Supporting Statement”

“Current accounting rules give companies the choice of reporting stock option expenses in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Our company chooses to report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock option costs would more accurately reflect Starwood’s operational earnings.”

“Stock options are a significant component of our Company’s executive compensation program. Between 2001 and 2003, our Company’s average run rate (options granted as a percentage of outstanding shares) was at least 48% higher than Marriot International, Hilton Hotels, and Host Marriot, according to data disclosed in SEC filings. According to our Company’s financial footnotes, if Starwood had expensed stock option costs in the income statement, earnings per share for the nine months ended September 30, 2004 would have been 16% lower than reported by the Company.”

“Host Marriot Corporation, one of our primary competitors, expenses stock option costs. Prominent S&P 500 companies, business leaders, and investors support expensing stock options. Warren Buffett wrote in a New York TimesOp-Ed piece on July 24, 2002: “When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?”’

“The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan in 2002. “Reporting stock option as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.”

“The Conference Board Commission on Public Trust and Private Enterprise, the Financial Economists Roundtable, the Council of Institutional Investors, and scores of companies like Host Marriot, Interstate Hotels & Resorts, Meristar Hospitality, Coca Cola, American Express, General Electric, United Parcel Service, General Motors, and Amazon.com support expensing options in order to provide shareholders more accurate financial statements.”

“Lastly, the Financial Accounting Standards Board has voted in favor of requiring mandatory option expensing. We believe our Company should take a leadership role in promoting good corporate governance by joining these top businesses in voluntarily expensing stock option costs.”

“We urge shareholders to vote FOR this proposal.”
      The Board unanimously recommends a vote AGAINST this proposal.
      On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”). SFAS 123(R) requires most public entities, including the Company, to recognize in their financial statements the compensation cost relating to share-based payment transactions, including stock options, for reporting periods beginning after June 15, 2005. To the extent required by SFAS 123(R), we plan to recognize in our statement of operations the compensation cost relating to stock options, beginning with the third quarter of 2005, the first full quarterly reporting period following Starwood’s Annual Meeting.
      We have and will continue to follow Generally Accepted Accounting Principles (“GAAP”) with respect to the reporting of stock options. Prior to the publication of SFAS 123(R) and until it takes effect in the third quarter, companies can choose between accounting for stock options using the intrinsic value method of accounting, which results in no expense for stock option awards granted to employees at fair market value, or the fair value method of accounting, which generally results in expense recognition. Accounting rules further require that the impact of the fair value method of accounting be disclosed in the footnotes to the financial statements if the intrinsic value method is used.
      Along with the vast majority of American public corporations, including our major competitors, we currently account for employee stock-based compensation, including stock options, using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” The “intrinsic value” of the option is the amount by which the quoted market price of the stock exceeds the exercise price of the option on the date of grant. Historically, our option awards have had zero intrinsic value on the date of grant as the exercise price is set to be equal to the market price of the stock on that date.
      The fair value method, prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock Compensation” (“SFAS No. 123”, as amended by SFAS No. 148), computes compensation expense based on the fair value of the option at the date of grant. “Fair value” is determined using an option-pricing model that takes into account various factors in estimating value. However, no single methodology is mandated for computing fair value and the provisions of SFAS No. 123(R) related to the fair value calculation are subject to various interpretations which can have a material impact on the calculation of the option expense.

      As stated above, we will expense stock options to comply with SFAS 123(R), which is currently scheduled to take effect in the third quarter of 2005 and are evaluating the various valuation methodologies to determine the most appropriate one for the Company. In the meantime, the Board will monitor our industry peer group as well as the S&P 500 to ensure that we are disclosing financial information that is comparable to these groups.
      After careful consideration and for the reasons set forth above, the Board believes that requiring all future stock options grants to be expensed regardless of the accounting rules is not, at this time, in the best interests of the Company or its stockholders. Accordingly, the Board recommends a vote AGAINST this proposal.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
      The following tables show the number of Shares “beneficially owned” by (i) all persons known to the Company to be the beneficial owners of more than 5% of the outstanding Shares at December 31, 2004, (ii) each of the Directors and Named Executive Officers of the Company, and (iii) Directors, Named Executive Officers and executive officers on March 1, 2005 (who are not Named Executive Officers) as a group, at January 31, 2005. “Beneficial ownership” includes Shares a stockholder has the power to vote or the power to transfer, and also includes stock options and other derivative securities that were exercisable at that date, or as of that date will become exercisable within 60 days thereafter. In the case of holdings of Directors and executive officers, percentages are based upon the number of Shares outstanding at January 31, 2005, plus, where applicable, the number of Shares that the indicated person had a right to acquire within 60 days of such date. The information in the tables is based upon information provided by each Director and executive officer and, in the case of the beneficial owners of more than 5% of the outstanding Shares, the information is based upon Schedules 13G filed with the SEC.
Certain Beneficial Owners

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

FMR Corp.	14,439,254	6.20%	(1)
82 Devonshire St. Boston, MA 02109
The Stichting Pensionfonds ABP	13,336,250	5.73%	(2)
Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlend, The Netherlands
Morgan Stanley	12,563,315	5.40%	(3)
1585 Broadway New York, New York 10036

(1)	Based on information contained in a Schedule 13G, dated February 14, 2005 (the “FMR 13G”), filed with respect to the Company, 12,778,627 Shares are held by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. (“FMR”); 803,087 Shares are held by Fidelity Management Trust Company (“Fidelity 2”), a wholly-owned subsidiary of FMR, as a result of Fidelity acting as investment adviser to various investment companies and Fidelity 2 serving as investment manager of certain institutional accounts; 140 Shares are held by Strategic Advisers, Inc., a registered investment adviser and wholly owned subsidiary of FMR; and 857,400 Shares are held by Fidelity International Limited, a foreign based entity that provides investment advisory and management services to non-U.S. investment companies (“FIL”). According to the FMR Schedule 13G, prior to June 30, 1980, FIL was a majority-owned subsidiary of Fidelity. On that date, the shares of FIL held by Fidelity were distributed, as a dividend, to the shareholders of FMR. FIL currently operates as an entity independent of FMR and Fidelity. According to the FMR Schedule 13G, FMR and Edward C. Johnson 3rd, Chairman of FMR, each have sole voting power with respect to 803,087 Shares and dispositive power with respect to 803,087 Shares and FIL has sole power to vote and sole dispositive power with respect to 857,400 Shares. Through ownership of voting common stock and the execution of a certain stockholder’s voting agreements, members of the Edward C. Johnson 3rd family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(2)	Based on information contained in a Schedule 13G/A, dated February 10, 2004 (the “Stichting Schedule 13G”), filed with respect to the Company, 13,336,250 Shares are held by Stichting Pensionfonds ABP, an entity established under the laws of The Kingdom of the Netherlands, whose principal business is investing in funds held on behalf of public sector employees of The Kingdom of the Netherlands.

(3)	Based on information contained in a Schedule 13G/A, dated February 15, 2005 (the “Morgan Stanley 13G”), filed with respect to the Company, Morgan Stanley filed the Morgan Stanley 13G solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. Morgan Stanley beneficially owns an aggregate amount of 12,563,315 Shares. Morgan Stanley is an investment adviser and has shared voting and dispositive power over 6,594 Shares. Accounts are managed on a discretionary basis by Morgan Stanley and are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such securities. No such account holds more than 5% of the class.
Directors and Executive Officers of the Company

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class(1)

Charlene Barshefsky	18,665	(2)(3)		(4)
Jean-Marc Chapus	52,065	(3)		(4)
Robert F. Cotter	423,666	(2)(3)(5)		(4)
Theodore W. Darnall	323,308	(3)		(4)
Bruce W. Duncan	92,357	(2)(3)(6)		(4)
Steven J. Heyer	21,002	(3)		(4)
Eric Hippeau	38,306	(2)(3)		(4)
Vasant Prabhu	60,000	(3)		(4)
Stephen R. Quazzo	53,966	(3)(5)		(4)
Thomas O. Ryder	24,226	(2)(3)		(4)
Kenneth S. Siegel	126,664	(3)		(4)
Barry S. Sternlicht	9,617,713	(2)(3)(6)	4.14%
Daniel W. Yih	67,987	(2)(3)(7)		(4)
Kneeland C. Youngblood	21,111	(3)		(4)
All Directors, Trustees and executive officers on March 1, 2005 as a group (14 persons)	10,612,368	(8)	4.56%

(1)	Based on the number of Shares outstanding on January 31, 2005 and Shares issuable upon exercise of options exercisable within 60 days from January 31, 2005 or on exchange of class A exchangeable preferred shares of the Trust (“Class A EPS”), class B exchangeable preferred shares of the Trust (“Class B EPS”), limited partnership units (“Partnership Units”) of SLC Operating Limited Partnership (“Operating Partnership”) or SLT Realty Limited Partnership (“Realty Partnership”) for Shares.

(2)	Amount includes the following number of “phantom” stock units received as a result of the following Directors’ election to defer Directors’ Annual Fees: 3,504 for Ambassador Barshefsky; 11,857 for Mr. Duncan; 10,357 for Mr. Hippeau; 6,226 for Mr. Ryder; and 12,565 for Mr. Yih. Messrs. Cotter and Sternlicht also hold Deferred Shares (see “Executive Compensation”) in the following amounts: 4,794 for Mr. Cotter and 23,178 for Mr. Sternlicht that are not exercisable within 60 days of January 31, 2005.

(3)	Includes Shares subject to presently exercisable options and options and restricted Shares that will become exercisable or vest within 60 days of January 31, 2005, as follows: 402,941 for Mr. Cotter; 285,526 for Mr. Darnall; 21,002 for Mr. Heyer; 60,000 for Mr. Prabhu; 114,942 for Mr. Siegel; 36,000 for

Messrs. Chapus and Quazzo; 45,000 for Messrs. Duncan and Yih; 27,949 for Mr. Hippeau; 8,297,230 for Mr. Sternlicht; 13,500 for Ambassador Barshefsky and 18,000 for Messrs. Ryder and Youngblood.

(4)	Less than 1%.

(5)	Includes 17,966 Shares held by a trust of which Mr. Quazzo is settlor and over which he shares investment control.

(6)	Includes the following derivative securities that Mr. Sternlicht holds, directly or indirectly through trusts created by him for the benefit of members of his family: (i) Class A EPS that are exchangeable for an aggregate of 3,424 Shares and (ii) Partnership Units that are exchangeable for an aggregate of 207,876 Shares. Mr. Sternlicht has disclaimed beneficial ownership of all such Shares, Class A EPS and Partnership Units except to the extent of his actual pecuniary interest therein.

(7)	Includes 2,389 Shares held in an IRA account for the benefit of Mr. Yih. Also includes 4,922 shares of Class A EPS that are held by the Barry S. Sternlicht Family Spray Trust of which Mr. Yih serves as a co-trustee. Mr. Yih has disclaimed beneficial ownership of all such shares of Class A EPS.

(8)	Includes amounts held by the Named Executive Officers as of March 1, 2005 listed on the Summary Compensation Table, and includes one additional current executive officer, as defined in the Exchange Act, of the Company who is not a Named Executive Officer, as defined in the Exchange Act.

      The following table provides information as of December 31, 2004 regarding Shares that may be issued under equity compensation plans maintained by the Company.
Equity Compensation Plan Information-December 31, 2004

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	34,548,670	$33.81	66,773,929	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	34,548,670	$33.81	66,773,929

(1)	Does not include deferred share units (that vest over three years and may be settled in Shares) that have been issued pursuant to the Executive Plan. The Executive Plan as it was approved by stockholders at the 1999 Annual Meeting did not limit the number of deferred share units that may be issued. We are asking stockholders to reapprove the Executive Plan, as amended, at this year’s Annual Meeting which provides that Shares issued will be awarded under the 2004 LTIP or a successor plan. Includes 9,242,379 Shares that remain available for issuance under our Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code.

EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
      The Summary Compensation Table below shows the compensation for Starwood’s past three fiscal years for those serving as Chief Executive Officer of the Company at any time during 2004 and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2004.
Summary Compensation Table

							Long-Term Compensation

		Annual Compensation							Securities
							Restricted Stock		Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Other		Award(s)($)(1)		Options(#)(2)	Compensation($)

Steven J. Heyer	2004	250,000	375,000	(3)	184,377	(4)	2,762,084	(5)	620,558
Chief Executive Officer
Barry S. Sternlicht	2004	876,900	4,826,751	(3)	318,856	(4)	12,829,370	(5)	755,471	50,610	(6)
Executive Chairman and	2003	1,000,008	2,661,150	(3)(7)	785,888	(4)	1,504,945	(8)	100,000	10,961	(6)
Former Chief Executive	2002	1,000,008	1,182,050	(3)(7)	369,463	(4)	2,843,483	(9)	1,100,000	10,628	(6)
Officer
Robert F. Cotter(15)	2004	699,062	841,521	(3)			993,010	(5)	242,000	18,864	(10)
President and Chief	2003	679,250	669,616	(3)(7)			362,174	(8)	50,000	(96,992	)(10)
Operating Officer	2002	674,375	298,519	(3)(7)			773,369	(9)	360,000	(62,345	)(10)
Vasant Prabhu(16)	2004	560,000	556,750	(11)			1,040,841	(5)	240,000	242,127	(12)
Executive Vice President and Chief Financial Officer
Theodore W. Darnall	2004	570,544	609,036	(11)			567,063	(5)	92,000	1,197,213	(13)
President, Real Estate	2003	558,900	264,081	(11)			226,458	(8)	20,000	12,012	(13)
Group	2002	555,750	200,000	(7)			345,800	(9)	220,000	47,337	(13)
Kenneth S. Siegel	2004	467,630	497,500	(11)			532,335	(5)	100,000	2,157	(14)
Executive Vice President	2003	405,781	216,839	(11)			214,904	(8)	—	1,683	(14)
and General Counsel	2002	401,953	187,500	(11)			428,915	(9)	190,000	1,447	(14)

(1)	This column shows the market value of restricted stock and restricted stock unit awards on the date of grant. Value is calculated by multiplying the number of Shares by the average of the high and low market prices of a Share on the date of grant. The aggregate holdings and market value of restricted stock and restricted stock units held on December 31, 2004 by the individuals listed on the table are: Mr. Heyer, 57,577 shares and units/$3,155,220, Mr. Sternlicht, 403,266 shares and units/$22,098,977, Mr. Cotter, 51,751 shares and units/$2,835,955, Mr. Prabhu, 23,333 shares and units/$1,278,648, Mr. Darnall, 25,526 shares and units/$1,398,825, and Mr. Siegel, 29,716 shares and units/$1,628,437. The value at December 31, 2004 is based on the closing price of a Share on the NYSE on such date ($54.80). Dividends and dividend equivalents are paid to the holders of such restricted stock awards and certain restricted share units.

(2)	For details regarding options granted in 2004, see “Option/ SAR Grants in 2004” below.

(3)	Excludes amounts deferred into Deferred Shares (defined below in note (5)) and grossed up by 33% in accordance with the Executive Plan. The amounts deferred for Mr. Sternlicht were $1,608,917, $756,850 and $317,950, for 2004, 2003 and 2002, respectively. The amounts deferred for Mr. Cotter were $280,507, $158,106 and $61,481, for 2004, 2003 and 2002, respectively. The amounts deferred into Deferred Shares (including the gross-up amount) are included in the amounts disclosed under the “Restricted Stock Awards” column in the above table. Because Mr. Heyer started his employment during the year and was unable to participate under the Executive Plan, excludes $125,000 deferred into restricted stock units issued under the LTIP and grossed up by 33%. Such units vest in three years, subject to acceleration in the event certain performance criteria are met.

(4)	Amounts include the variable cost to the Company arising from Mr. Heyer’s and Mr. Sternlicht’s personal use of an airplane leased by the Company of $138,699 for Mr. Heyer and $318,856, $283,318 and $369,463, for 2004, 2003 and 2002, respectively, for Mr. Sternlicht (the amounts reported for

Mr. Sternlicht reflect a change in valuation methodology from prior years in which the cost of the personal use of the airplane had been calculated using the Standard Industrial Fare Level (SIFL) tables found in the tax regulations). Amounts also include $45,678 in 2004 and $502,570 in 2003, for Mr. Heyer and Mr. Sternlicht, respectively, for legal services in connection with the negotiation of their respective employment agreements.

(5)	On March 1, 2005 in accordance with the Company’s Executive Plan, 25% of Messrs. Sternlicht’s and Cotter’s annual bonus with respect to 2004 performance was credited to a deferred Share account on the Company’s books, which number was grossed up by 33% and which vest ratably over a period of three years (“Deferred Shares”). With respect to 2004 performance, Mr. Sternlicht was credited with 37,384 Deferred Shares and Mr. Cotter was credited with 6,518 Deferred Shares. Because Mr. Heyer started his employment during the year and was unable to participate under the Executive Plan, Mr. Heyer was credited with 2,904 restricted stock units issued under the LTIP with respect to 25% of his annual bonus for 2004. The value of these Deferred Shares and restricted stock units on the date of the grant is shown on the above table and is based on the closing price of a Share on the NYSE on the previous date ($57.24).

Includes 150,000 restricted Shares awarded to Mr. Sternlicht in 2004 for his services for 2003 and an aggregate of 68,728 restricted Shares for his services in 2004 in accordance with the terms of his employment agreement.

As discussed in Note 11 below, on March 1, 2005, in accordance with the Company’s Annual Incentive Plan, 25% of Messrs. Darnall’s, Prabhu’s and Siegel’s annual bonus with respect to 2004 performance was paid in restricted Shares, which number of Shares was grossed up by 33% and which vest equally over a two-year period. Mr. Darnall received a grant of 4,688 restricted Shares. Mr. Prabhu received a grant of 3,516 restricted Shares. Mr. Siegel received a grant of 3,637 restricted Shares. The value of these grants on the date of grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($57.60).

On February 18, 2004, in accordance with the 2004 LTIP, the following grants of restricted Shares were made which vest in full three years from date of grant: Mr. Cotter — 16,000; Mr. Prabhu — 3,333; Mr. Darnall — 7,667; and Mr. Siegel – 8,333. The values of these grants on the date of grant are shown on the above table and are based on the average of the high and low price of a Share on the NYSE on such date ($38.75). The value of these grants at December 31, 2004 were: Mr. Cotter — $934,400; Mr. Prabhu — $194,647; Mr. Darnall — $447,753; and Mr. Siegel — $486,647, based on the closing price of a Share on the NYSE on such date ($58.40).

(6)	Amounts include (a) the taxable portion of basic life insurance amounting to $3,410, $3,978 and $3,978 in 2004, 2003 and 2002, respectively, (b) dividend equivalents of $39,700 that were paid to Mr. Sternlicht in 2004 as a result of his exercise of 5,000 options with performance award provisions that were granted to him in 1996, and (c) as provided in Mr. Sternlicht’s employment agreement, premiums paid for a $10 million “split dollar” life insurance policy amounting to $7,500, $6,983 and $6,650 in 2004, 2003 and 2002, respectively.

(7)	Includes amounts deferred and utilized to purchase options. In December 2003 and 2002, for incentive and retention purposes, a select group of senior executives were provided the opportunity to purchase stock options using a portion of their 2003 and 2002 bonuses that were paid in March 2004 and 2003, respectively. Under the Purchased Option Program, executives could make an irrevocable election to forego a portion of their cash bonus, equal to 10% of the exercise price on a specified date, and apply such amounts to the purchase of such options. The options vest in full one year from the date of grant and the executive is at risk for the purchase price if the executive leaves the Company prior to vesting of the option or if the Share price declines. Upon exercise, the executive must pay the remaining 90% of the exercise price. The amounts deferred for Mr. Sternlicht were $390,600 and $228,150 in 2003 and 2002, respectively. The amounts deferred for Mr. Cotter were $195,300 and $114,075 in 2003 and 2002, respectively. The amount deferred for Mr. Darnall was $45,630 in 2002.

(8)	On March 1, 2004, in accordance with Company’s Annual Incentive Plan, 25% of Mr. Darnall’s and Mr. Siegel’s annual bonus with respect to 2003 performance was paid in restricted Shares, which number of Shares was grossed up by 33% and which vest equally over a two-year period. Mr. Darnall received a grant of 2,997 restricted Shares. Mr. Siegel received a grant of 2,461 restricted Shares. The value of these grants on the date of grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($39.06).

On March 1, 2004 in accordance with the Company’s Executive Plan, 25% of Messrs. Sternlicht’s and Cotter’s annual bonus with respect to 2003 performance was deferred into Deferred Shares. With respect to 2003 performance, Mr. Sternlicht was credited with 25,771 Deferred Shares and Mr. Cotter was credited with 5,384 Deferred Shares. The value of these Deferred Shares on the date of the grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($39.06).

On March 1, 2003, in accordance with the 2002 LTIP, the following grants of restricted Shares were made which vest in full three years from date of grant: Mr. Cotter — 2,500; Mr. Darnall — 2,500; and Mr. Siegel — 2,500. The values of these grants on the date of grant are shown on the above table and are based on the average of the high and low prices of a Share on the NYSE on such date ($22.50). The value of these grants at December 31, 2004 were: Mr. Cotter — $146,000; Mr. Darnall — $146,000; and Mr. Siegel — $146,000, based on the closing price of a Share on the NYSE on such date ($58.40). On March 14, 2003, in accordance with the 2002 LTIP and for retention purposes in light of the state of the economy at the time, Mr. Sternlicht received a grant of 21,000 restricted Shares, which vest in full three years from date of grant with an accelerated vesting feature such that, based on the attainment of certain performance ratings, 50% of the grant will vest on the first anniversary of the date of grant with the remaining 50% vesting on the second anniversary of the date of grant (the “Accelerated Grants”). The value of this grant on the date of grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($23.73). The value of this grant at December 31, 2004 was $1,226,400, based on the closing price of a Share on the NYSE on such date ($58.40).

Also on March 1, 2003, in accordance with the 2002 LTIP and for retention purposes in light of the state of the economy at the time, the following Accelerated Grants were made: Mr. Cotter — 4,250; Mr. Darnall — 2,362; and Mr. Siegel — 2,779. The values of these grants on the date of grant are shown on the above table and are based on the average of the high and low prices of a Share on the NYSE on such date ($22.50). The values of these grants at December 31, 2004 were: Mr. Cotter — $248,200; Mr. Darnall — $137,941; and Mr. Siegel — $162,294, based on the closing price of a Share on the NYSE on such date ($58.40).

(9)	On March 3, 2003, in accordance with the Company’s Annual Incentive Plan, 25% of Mr. Siegel’s annual bonus with respect to 2002 performance was paid in restricted Shares, which number of Shares was grossed up by 33% and which vest equally over a two-year period. Mr. Siegel received a grant 3,643 restricted Shares. The value of these grants on the date of grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($22.82).

On March 3, 2003 and March 14, 2003, respectively, in accordance with the Company’s Executive Plan, 25% of Messrs. Cotter’s and Sternlicht’s, respectively, annual bonus with respect to 2002 performance was deferred into Deferred Shares. With respect to 2002 performance, Mr. Cotter was credited with 3,617 Deferred Shares and Mr. Sternlicht was credited with 17,995 Deferred Shares. The value of these Deferred Shares on the date of the grant is shown on the above table and is based on the closing price of a Share on the NYSE on the day prior to the date of grant ($22.61 in the case of Mr. Cotter and $23.50 in the case of Mr. Sternlicht).

On February 15, 2002, in accordance with the 1999 LTIP, the following grants of restricted Shares were made which vest in full three years from date of grant: Mr. Sternlicht — 70,000; Mr. Cotter — 20,000; Mr. Darnall — 10,000 and Mr. Siegel — 10,000. The values of these grants on the date of grant are shown on the above table and are based on the closing price of a Share on the NYSE on such date ($34.58). The value of these grants at December 31, 2004 were: Mr. Sternlicht — $4,088,000; Mr. Cotter — $1,168,000; Mr. Darnall — $584,000; and Mr. Siegel — $584,000, based on the closing price of a Share on the NYSE on such date ($58.40).

(10)	Amounts include (a) income credit due to tax equalization of ($111,793) and ($101,280) in 2003 and 2002, respectively, (b) imputed interest relating to a five-year non-interest bearing loan from the Company relating to the purchase of a home, amounting to $11,880, $9,120 and $32,148 in 2004, 2003 and 2002, respectively, and (c) the taxable portion of basic life insurance amounting to $6,984, $5,681 and $6,787, for 2004, 2003 and 2002, respectively.

(11)	Excludes amounts utilized to purchase restricted Shares and grossed up by 33% in accordance with the Company’s Annual Incentive Plan. The amount deferred for Mr. Prabhu was $152,250 for 2004. The amount deferred for Mr. Darnall was $203,012 and $88,027 for 2004 and 2003, respectively. The amounts deferred for Mr. Siegel were $157,500, $72,280 and $62,500 for 2004, 2003 and 2002, respectively. The amounts deferred into restricted stock (including the gross-up amount) are included in the amounts disclosed under the “Restricted Stock Awards” column in the above table.

(12)	Amounts include (a) the taxable portion of basic life insurance amounting to $2,427, (b) a taxable reimbursement of relocation expenses amounting to $236,115, and (c) the taxable reimbursement of COBRA expenses amounting to $3,585.

(13)	Amounts include (a) imputed interest relating to a five-year, non-interest bearing loan from the Company relating to the purchase of a home, amounting to $2,970, $9,251 and $43,867 in 2004, 2003 and 2002, respectively, (b) the taxable portion of basic life insurance amounting to $3,243, $2,761 and $3,470 in 2004, 2003 and 2002, respectively, and (c) dividend equivalents of $1,191,000 that were paid to Mr. Darnall in 2004 as a result of his exercise of 150,000 options with performance award provisions that were granted to him in 1996.

(14)	Amount is for the taxable portion of basic life insurance amounting to $2,157, $1,683, and $1,447 in 2004, 2003, and 2002, respectively.

(15)	As of February 28, 2005, Mr. Cotter was no longer an executive officer of the Company.

(16)	Mr. Prabhu became an executive officer of the Company in January 2004.
Option Grants
      The following table provides additional information regarding options granted during the last fiscal year to each of the executive officers named in the Summary Compensation Table.
Option/SAR Grants in 2004

						Potential Realizable
						Value at Assumed
	Number of	% of Total				Annual Rates of
	Securities	Options/SARs				Stock Price Appreciation
	Underlying	Granted to	Exercise of			for Option Term (1)
	Options/SARs	Employees in	Base Price		Expiration
Name	Granted	2004	($/sh.)		Date	5%	10%

Steven J. Heyer(3)	620,558	7.14	45.085	(2)	09/20/2012	$13,358,180	$31,995,164
Barry S. Sternlicht(4)	478,410	5.50	36.540	(2)	01/13/2012	$8,346,447	$19,991,197
	27,775	0.32	38.475	(2)	02/26/2012	$510,229	$1,222,088
	100,000	1.15	39.060	(2)	03/01/2012	$1,864,941	$4,466,858
	149,286	1.72	46.880	(2)	10/01/2012	$3,341,485	$8,003,438
Robert F. Cotter	192,000	2.21	38.745	(2)	02/18/2012	$3,551,810	$8,507,203
	50,000	0.58	39.060	(2)	03/01/2012	$932,470	$2,223,429
Vasant Prabhu	200,000	2.30	35.460	(2)	02/02/2012	$3,386,114	$8,110,332
	40,000	0.46	38.745	(2)	02/18/2012	$739,960	$1,772,334
Theodore W. Darnall	92,000	1.06	38.745	(2)	02/18/2012	$1,701,909	$4,076,368
Kenneth S. Siegel	100,000	1.15	38.745	(2)	02/18/2012	$1,849,901	$4,430,835

(1)	The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as prescribed by the SEC and are not intended to forecast future price appreciation of the Shares. The gains reflect a potential future value, based upon the exercise price on the applicable grant date, and assume annual growth at these prescribed rates. Options have value to recipients, including the named executive officers, only if the price of Shares advances beyond the grant date price shown in the table during the option term.

(2)	The exercise price of these options is equal to the fair market value of a Share on the applicable grant date. The options vest in four annual installments, beginning on the first anniversary of the grant date, except that Mr. Sternlicht’s grant of (i) 100,000 options fully vested on March 1, 2005, (ii) 206,185 options vests in three annual installments beginning on the first anniversary of the grant date and (iii) 272,225 and 27,775 options vest in three annual installments beginning on the grant date.

(3)	Mr. Heyer received two grants in 2004 upon the commencement of his employment with the Company. One grant of 135,558 options was for a pro rata portion for fiscal year 2004 and the other grant of 485,000 options was his annual grant for fiscal year 2005.

(4)	Pursuant to the terms of Mr. Sternlicht’s employment agreement, for his services in 2003, Mr. Sternlicht received a grant of 300,000 options in 2004, comprised of a grant of 272,225 options and a grant of 27,775 options. For his service to the Company during 2004, Mr. Sternlicht received a grant of 206,185 options (after giving effect to the option cancellation described below) in 2004. On the date Mr. Sternlicht resigned as Chief Executive Officer (but continued as Executive Chairman), a pro rata portion of his 2004 grant of options (67,488 options) was cancelled to reflect his service as Chief Executive Officer for only part of the year and he was granted an option to purchase 149,286 Shares for service as Executive Chairman commencing on October 1, 2004. As a result, Mr. Sternlicht was not granted an award in February 2005 (as was the case with other employees that participate in the LTIP) and will be on an October 1 grant cycle (as long as Mr. Sternlicht is still employed as Executive Chairman on that date). In 2004, Mr. Sternlicht purchased 100,000 options pursuant to the Company’s Purchased Option Program.

Option Exercises and Holdings
      The following table shows the number and value of stock options (exercised and unexercised) during the last fiscal year held by each of the executive officers named in the Summary Compensation Table.
Aggregated Option/ SAR Exercises in 2004
and December 31, 2004 Option/SAR Values

				Number of Shares
				Underlying Unexercised				Value of Unexercised
				Options/SARs at				In-the-Money Options/SARs at
	Shares	Value		Fiscal Year-End (#)				Fiscal Year-End ($)(1)
	Acquired on	Realized
Name	Exercise (#)	($)(1)		Exercisable		Unexercisable		Exercisable		Unexercisable

Steven J. Heyer	—	—		21,002		620,558		911,067		8,250,319
Barry S. Sternlicht	539,250	17,570,934	(2)	8,169,001	(3)	1,330,470	(3)	201,914,271	(4)	31,051,519
Robert F. Cotter	1,024,402	18,371,571		163,575		498,366		1,285,425		11,461,478
Vasant Prabhu	—	—		—		240,000		—		5,369,400
Theodore W. Darnall	615,584	10,540,728	(5)	192,500		233,027		2,285,513		5,595,215
Kenneth S. Siegel	148,125	2,789,230		70,168		209,222		1,797,651		5,050,120

(1)	Value is calculated by subtracting the exercise price from the fair market value of the Share underlying the option on the exercise date (in the case of options exercised) or at December 31, 2004 (in the case of unexercised “in-the-money” options) and multiplying the result by the number of Shares for which the option was exercised or is in-the-money, as the case may be. Fair market value at December 31, 2004 was calculated based upon the closing price of a Share as reported by the NYSE for that date ($58.40). There is no assurance that if and when any such in-the-money option is exercised, the option will have this value.

(2)	Excludes $39,700 representing dividend equivalents that were paid to Mr. Sternlicht as a result of his exercise of 5,000 options with performance award provisions that were granted to him in 1996. See the Summary Compensation Table.

(3)	Excludes 500,000 options granted to Mr. Sternlicht in 1998. Subsequent to the grant of these options to Mr. Sternlicht in February 1998, he transferred the right to purchase a total of 500,000 Shares underlying such options to third parties. In addition, this amount excludes certain options granted to Mr. Sternlicht in 1995 and 1996. In July 2002, he transferred the right to purchase a total of 96,250 Shares underlying such options to third parties.

(4)	Excludes the value at December 31, 2004 of dividend equivalents payable upon the exercise of certain options relating to performance award provisions of those options. The value at December 31, 2004 was $12,423,700, representing the aggregate dividend equivalents of $8.78 per Share accrued since the date of grant of 1,415,000 options in 1996.

(5)	Excludes $1,191,000 representing dividend equivalents that were paid to Mr. Darnall as a result of his exercise of 150,000 options with performance award provisions that were granted to him in 1996. See the Summary Compensation Table.
Employment and Compensation Agreements with Current and Named Executive Officers
      On September 20, 2004, the Company and Steven J. Heyer entered into an employment agreement pursuant to which Mr. Heyer agreed to serve as Chief Executive Officer and a director of the Company, as well as a trustee of the Trust. The agreement has an initial term of four years, with automatic one year renewals commencing on the fourth anniversary, unless either party provides the other with at least six months prior written notice that the term shall not be extended. Under the agreement, Mr. Heyer’s annual base salary is $1,000,000 and he will be eligible to receive a bonus upon the achievement of certain performance goals from those enumerated in the Company’s Executive Plan. The target bonus for each calendar year subsequent to 2004 is $2,000,000. For 2004, Mr. Heyer received a pro rated bonus of $500,000, which was not subject to the achievement of performance goals.
      Pursuant to the agreement Mr. Heyer was awarded the following restricted stock units: on September 20, 2004, 12,577 restricted stock units (a pro rated portion of 45,000 restricted stock units) for 2004 and 45,000 restricted stock units in lieu of an award for 2005. The agreement also provides that beginning in 2006, Mr. Heyer will receive an annual grant of 45,000 restricted stock units for each calendar year during the term of employment including renewal terms (pro rated portions for partial years). The restricted stock units awarded will vest in full on the third anniversary of their award, provided that a portion of each grant of restricted stock units shall be subject to accelerated vesting conditioned upon the attainment of certain performance measures based on the Company’s 2004 Long Term Incentive Compensation Plan (or successor plan). The delivery of Shares deliverable upon the vesting of the restricted stock units will be deferred until 30 days after the date of the termination of Mr. Heyer’s employment for any reason.
      Mr. Heyer was also awarded the following options to purchase Shares: on September 20, 2004, an option to purchase 135,558 Shares (a pro rated portion of an option to purchase 485,000 Shares) for 2004, and an option to purchase 485,000 Shares in lieu of an option grant for 2005. The agreement also provides that beginning in 2006, an annual option grant to purchase 485,000 Shares for each calendar year during the term of employment including renewal terms (pro rated portions for partial years). The exercise price for the options will be the fair market value of the Company’s Shares on the date of grant and the options shall become exercisable as to one fourth of the number of Shares subject thereto on each anniversary of the date of grant.
      The agreement provides that Mr. Heyer is entitled to participate in certain benefit plans of the Company as well as to receive certain travel and other benefits in connection with his services to the Company. The agreement also provides that in addition to Mr. Heyer’s office at the Company’s headquarters in White Plains, New York, the Company will establish an office in the Atlanta area for Mr. Heyer. The Company is also required to pay the premiums on a life insurance policy for Mr. Heyer in the face amount of $10 million.

      If Mr. Heyer’s employment is terminated by the Company other than for cause or by Mr. Heyer for good reason, the Company shall pay Mr. Heyer as a severance benefit (A) his unpaid base salary and pro-rated bonus through the date of termination, (B) a cash payment equal to the product of three times the sum of (i) $2,000,000, (if such termination occurs prior to January 1, 2006), or the average of the actual bonuses for each of the full calendar years (partial years annualized) immediately prior to such termination if such termination occurs on or after January 1, 2006, plus (ii) the annual base salary in effect on the date of such termination and (C) all options and restricted stock granted to Mr. Heyer shall vest in full. If Mr. Heyer resigns with or without good reason during the 30 day period following the 12 month anniversary of a change in control, such termination shall be deemed as a termination without cause by the Company, entitling Mr. Heyer to the severance benefit described above. If Mr. Heyer’s employment is terminated by the Company for cause or by Mr. Heyer without good reason, Mr. Heyer will receive his unpaid base salary and pro-rated bonus through the date of termination. In the event that the term of employment is not extended following the fourth anniversary or each subsequent anniversary thereof, upon expiration of the employment term, Mr. Heyer’s options and restricted stock then outstanding shall vest in full.
      Mr. Heyer will also receive additional payments equal to any excise tax and related income tax incurred as a result of any payments made by the Company that would not have been imposed absent such payments (including excise taxes on change in control payments made to Mr. Heyer) sufficient to restore him to the same after-tax position he would have been in if the excise tax had not been imposed.
      The Company entered into an amended employment agreement with Barry S. Sternlicht, dated as of January 1, 2003, pursuant to which Mr. Sternlicht agreed to serve as the Executive Chairman and Chief Executive Officer of the Company until a new chief executive officer is employed by the Company. Upon the employment of Mr. Heyer on October 1, 2004, Mr. Sternlicht became Executive Chairman of the Company with his primary duties to provide input to the new chief executive officer and the Board. Under the agreement, Mr. Sternlicht’s base salary is $500,000 per year while serving as Executive Chairman (but not Chief Executive Officer), subject to annual review. Mr. Sternlicht is eligible for an annual bonus based on the attainment of certain performance measures, with a target bonus of $1,833,333 until the first anniversary after the date Mr. Sternlicht is no longer employed as the Chief Executive Officer and $1,166,666 per year thereafter. Mr. Sternlicht also is eligible to receive additional incentive compensation as determined by the Board based on Mr. Sternlicht’s contribution to significant transactions. Pursuant to the agreement, for his services in 2003, Mr. Sternlicht was granted in 2004 an option to purchase 272,225 Shares at $36.54 per Share, an option to purchase 27,775 Shares, at $38.475 per Share, and a restricted stock award of 98,039 Shares and was granted a further restricted stock award of 51,961 Shares. For his service to the Company during 2004, Mr. Sternlicht was granted on May 10, 2004 an option to purchase 273,673 Shares, at $36.54 per Share, and received a restricted stock award of 91,224 Shares. On October 1, 2004, Mr. Sternlicht resigned as Chief Executive Officer (but continued as Executive Chairman) and a pro rata portion of his 2004 grants of options (67,488 options) and restricted stock award (22,496 Shares) was cancelled and he was granted an option to purchase 149,286 Shares and a restricted stock award of 49,772 Shares. On the first anniversary of such date, assuming Mr. Sternlicht remains Executive Chairman on that date, he will be granted an option to purchase Shares with a value of $1,666,666, pro-rated for any partial calendar year. On each January 1 following the one year anniversary grant Mr. Sternlicht receives as Executive Chairman, if Mr. Sternlicht is still Executive Chairman, he will be granted an option to purchase Shares with a value of $1,666,666 and a restricted stock award with a value of $1,666,666. Each option and restricted stock award shall vest over a three-year period, other than restricted stock awards granted to Mr. Sternlicht for his 2003 service. In the case of options granted for 2003 service, one-third were vested at the time of grant and one-third will vest on each of January 13, 2005 and 2006. In the case of restricted stock granted for 2003 service, subject in each case to the achievement of certain performance goals, the award will vest two-thirds on December 31, 2004 and one-third on January 13, 2006. The agreement also provides that Mr. Sternlicht is entitled to participate in certain benefit plans of the Company as well as to receive certain travel and other benefits in connection with his service to the Company. The Company also is required to pay the premiums on a life insurance policy for Mr. Sternlicht in the face amount of $10 million. In the event Mr. Sternlicht’s employment is terminated by the Company other than for cause or by Mr. Sternlicht for any reason after June 30, 2004 or for good reason at any time, the Company will pay Mr. Sternlicht as a severance benefit his unpaid base salary and pro-rated bonus through the date of termination and all options and restricted stock vest ratably through the date of termination, except that the awards granted to Mr. Sternlicht as Chief Executive Officer are accelerated and all options and restricted stock awards granted to him as Executive Chairman vest. Upon termination of Mr. Sternlicht’s employment for any reason, Mr. Sternlicht will receive $11,750,016 and all equity awards granted to Mr. Sternlicht prior to January 1, 2003 will vest.
      As of June 27, 2000, Robert F. Cotter and the Company entered into an employment agreement, commencing on February 15, 2000, in connection with his becoming the Company’s Chief Operating Officer and his relocation to the White Plains, New York office from Brussels, Belgium. He was appointed as President and Chief Operating Officer in November 2003. Effective January 1, 2001, Mr. Cotter’s annual salary was $650,000, with a bonus to be determined in accordance with the Company’s bonus plan. For 2001, Mr. Cotter was guaranteed to receive an option to purchase 454,000 Shares with an exercise price per Share equal to the fair market value of a Share on the date of grant. In addition, the Company agreed to pay the reasonable, out-of-pocket costs of Mr. Cotter’s relocation. The Company has also made a non-interest bearing home loan to Mr. Cotter in the amount of $600,000, secured by a second mortgage on Mr. Cotter’s home, which is due in five years or upon Mr. Cotter’s termination of employment. Mr. Cotter’s employment is terminable by the Company with or without cause upon thirty days’ notice. In the event his employment is terminated by the Company without cause, Mr. Cotter will be entitled to severance benefits of one year’s base salary and the Company will reimburse Mr. Cotter for COBRA expenses for one year following the date of termination. In addition, on March 9, 2004, Mr. Cotter and the Company entered into a supplement to his employment agreement in connection with the Company’s search for a new chief executive officer. Pursuant to the supplement, the Company will pay Mr. Cotter a retention bonus of $2,000,000 on the third anniversary of the date the new chief executive officer commences employment with the Company, so long as Mr. Cotter continues to be employed by the Company on that date. In addition, in the event Mr. Cotter’s employment is terminated for any reason other than cause, Mr. Cotter will receive the aforementioned bonus on the termination date and all then unvested and outstanding stock options and restricted stock granted to him by the Company shall become vested as of the date of termination. In February 2005, Mr. Cotter announced his retirement and on February 28, 2005, Mr. Cotter ceased to be an executive officer of the Company.
      As of September 25, 2000, Kenneth S. Siegel and the Company entered into an employment agreement in connection with his employment as the Company’s Executive Vice President and General Counsel. Mr. Siegel’s initial annual salary was $375,000, with a bonus to be determined in accordance with the Company’s bonus plan. Mr. Siegel’s employment is terminable by the Company with or without cause. In the event his employment is terminated by the Company without cause, Mr. Siegel will be entitled to severance benefits of one year’s base salary and the Company will continue to provide medical benefits coverage during the one year period after the date of termination. In addition, on July 22, 2004, Mr. Siegel and the Company entered into a supplement to his employment agreement in connection with the Company’s search for a new Chief Executive Officer. Pursuant to the supplement, Mr. Siegel would be entitled to receive 100% of his target annual incentive in addition to his base salary if his employment is terminated by the Company without cause and in the event that Mr. Siegel’s employment is terminated by the Company without cause prior to October 1, 2006, his restricted stock and options granted prior to July 22, 2004 would vest and become exercisable as of the date of termination.
      As of March 25, 1998, Theodore W. Darnall and the Company entered into an employment agreement in connection with his employment as the Company’s Executive Vice President of Hotel Operations. Mr. Darnall’s initial annual salary was $350,000, with a bonus to be determined in accordance with the Company’s bonus plan. In lieu of a base salary payment for change in control, Mr. Darnall received a retention bonus equal to one year’s base salary conditioned upon his staying with the Company at least one year after the closing of the acquisition of ITT Corporation. In addition, Mr. Darnall was granted 125,000 options under the 1995 Long Term Incentive Plan in connection with his accepting employment with the Company. The Company also agreed to pay the reasonable, out-of-pocket costs of Mr. Darnall’s relocation and made a non-interest bearing home loan to Mr. Darnall in the amount of $600,000, secured by a second mortgage on Mr. Darnall’s home. This loan was repaid in full by Mr. Darnall in 2003. Mr. Darnall’s employment is terminable by the Company with or without cause. In April 1999, the Company made an interest-bearing loan to Mr. Darnall in the amount of approximately $416,000 in respect of taxes payable by Mr. Darnall as a result of the vesting of the restricted stock award originally granted to Mr. Darnall in August 1996. In the event his employment is terminated by the Company without cause, Mr. Darnall will be entitled to severance benefits of one year’s base salary and the Company will continue to provide medical benefits coverage during the one year period after the date of termination.
      As of November 13, 2003, Vasant Prabhu and the Company entered into an employment agreement in connection with his employment as the Company’s Executive Vice President, Finance and Chief Financial Officer commencing on January 1, 2004. Mr. Prabhu’s initial annual salary is $560,000, with a bonus to be determined in accordance with the Company’s bonus plan. Mr. Prabhu was granted 200,000 options and 20,000 shares of Restricted Stock under the 2002 LTIP in connection with his accepting employment with the Company and received a one-time sign-on bonus of $100,000. In addition, the Company agreed to pay the reasonable out-of-pocket costs of Mr. Prabhu’s relocation and a home buy-out option was afforded to Mr. Prabhu in connection with his relocation. Mr. Prabhu’s employment is terminable by the Company with or without cause. In the event his employment is terminated by the Company without cause during the three year period beginning on January 1, 2004, Mr. Prabhu will continue to receive salary and benefit coverage for the balance of that period. After the initial three year period he will be entitled to severance benefits of one year’s base salary and he will be reimbursed for COBRA expenses minus his last level of contribution for up to twelve months following termination. In addition, the Company will accelerate the vesting of 50% of Mr. Prabhu’s unvested restricted stock.
      In December 1999, the Company entered into severance agreements with each of Messrs. Sternlicht and Darnall. Mr. Cotter and Mr. Siegel entered into a severance agreement with the Company in August 2000 and September 2000, respectively. The severance agreements provide for a term of three years, in each case with provision for automatic one-year extensions until either the executive or the Company notifies the other that such party does not wish to extend the agreement. If a Change in Control (as defined in the agreement) occurs, the agreements will continue for at least 24 months following the date of such Change in Control.
      The agreements provide that if, following a Change in Control, the executive’s employment is terminated without Cause (as defined in the agreement) or with Good Reason (as defined in the agreement) or, except in the case of Mr. Siegel, the executive terminates his employment for any reason during the one-month period commencing one year after the Change in Control, the executive would be entitled to receive (i) three times (or two times in the case of Mr. Siegel) the sum of his base salary plus the average of the annual bonuses earned by the executive in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs; (ii) continued medical benefits for two years, reduced to the extent benefits of the same type are received by or made available to the executive from another employer; (iii) a lump sum amount, in cash, equal to the sum of (A) any unpaid incentive compensation which had been allocated or awarded to the executive for any measuring period preceding termination under any annual or long term incentive plan and which, as of the date of termination, is contingent only upon the continued employment of the executive to a subsequent date, and (B) the aggregate value of all contingent incentive compensation awards allocated or awarded to the executive for all then uncompleted periods under any such plan that the executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award; (iv) immediate vesting of stock options and restricted stock held by the executive under any stock option or incentive plan maintained by the Company; (v) outplacement services suitable to the executive’s position for a period of two years or, if earlier, until the first acceptance by the executive of an offer of employment, the cost of which will not exceed twenty percent (20%) of the executive’s base salary; (vi) a lump sum payment of any of the executive’s deferred compensation; (vii) immediate vesting of all unvested 401(k) contributions in the executive’s 401(k) account or payment by the Company of an amount equal to any such unvested amounts that are forfeited by reason of the executive’s termination of employment; and (viii) forgiveness in full of any home or relocation loans from the Company to the executive, that are outstanding as of the date of termination plus an additional amount required to permit the executive to pay any income tax incurred as a result of such loan forgiveness. In addition, to the extent Messrs. Sternlicht, Cotter or Darnall, become subject to the “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, such executive would become entitled to a gross-up payment in an amount sufficient to offset the effects of such excise tax. To the extent Mr. Siegel would become subject to such excise tax, any payment or benefit received under his agreement will be reduced to an amount that would not subject him to such tax.
COMPENSATION AND OPTION COMMITTEE REPORT
      The information contained in this Compensation and Option Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
      During 2004, the Board made decisions with respect to compensation for executive officers of the Company based on the recommendations of the Compensation and Option Committee (the “Compensation Committee”), which is comprised entirely of “independent” Directors as determined by the Board in accordance with the NYSE listing requirements. The primary objectives of the Board with respect to executive compensation are to establish programs which attract and retain key domestic and international managers and align the compensation received by executive officers with the overall business strategies, values, performance and financial condition of Starwood and with the achievement of individual performance goals. In addition, equity based incentive plans are utilized to promote ownership of Shares by key executives and serve to align financial interests of executives with those of stockholders.
      Starwood’s executive compensation package generally includes a base salary, an annual cash incentive, and a long-term incentive award. In aggregate, the compensation programs are designed to be performance based, with a significant portion of an executive’s compensation tied to key financial, strategic, and individual objectives.
      Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Qualified performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company believes that compensation paid under the Executive Plan meets these requirements and is generally fully deductible for federal income tax purposes. However, in certain circumstances the Company may approve compensation that will not meet these requirements in order to further the long-term interests of our stockholders.
      In determining competitive compensation levels for the pay elements noted above, the Compensation Committee reviews survey data from several major compensation consulting firms that reflects the pay practices for comparable positions in the hotel and hospitality industries, as well as general industry. Data from more than half of the companies reflected in the Standard & Poor’s Corporation Hotel Index included in the Stockholder Return Performance Graph (see p.29 below) as well as data from companies in several other industries are included in the survey results. The Compensation Committee also considers other publicly available data of peer companies and, to the extent appropriate, also considers past pay practices.
      The salary ranges for executives are generally based on the responsibilities of each position, which are reviewed on a regular basis. The ranges are reviewed annually against similar positions among the companies in the survey group described above. The midpoint of each salary range is generally targeted at the median of similar positions in the survey group.
      For the Executive Chairman and the President and Chief Operating Officer, annual incentive awards were paid based on performance against specified earnings targets set in advance in accordance with the stockholder approved Executive Plan. Because we hired a new Chief Executive Officer during the year, he was not eligible to participate under the Executive Plan for 2004. However, beginning with fiscal year 2005, annual incentive awards to the Chief Executive Officer will also be made under the Executive Plan. Awards for other named executive officers were made in accordance with the Company’s Annual Incentive Plan. The amount of the award an executive is eligible to receive increases for Company earnings performance that exceeds the target and decreases when targeted Company earnings performance is not achieved. In approving the incentive award for each executive officer, the Compensation Committee considers performance of both earnings per share (“EPS”) and operating income as well as certain other key metrics set in advance in accordance with a stockholder approved plan. Annual incentive targets are set above the median of similar positions in the survey group. For the Executive Chairman, Chief Executive Officer and the President and Chief Operating Officer, annual incentive awards were paid partly in cash and partly in Deferred Shares. The amount of Deferred Shares credited to such executives is grossed up by 33% and vest ratably over a three-year period. For the other named executive officers, annual incentive awards are generally payable in cash.
      Long-term awards, made under the stockholder approved 2004 LTIP, are generally granted annually in the form of stock options. In 2004, restricted stock awards were also made. The options are granted at the fair market value of a Share on the date of grant and increase in value based on the appreciation of a Share. Most awards become exercisable in 25% increments upon each of the first four anniversaries of the grant. The restricted stock awards cliff vest three years from the date of grant, except in circumstances where the Board determines, that vesting acceleration could occur based on the achievement of certain performance targets. Long-term incentive targets are set above the median of similar positions in the survey group. Actual awards are determined after considering each individual’s performance against a set of pre-established performance objectives.
      From December through February of each year, management conducts a formal performance review process at which time each executive’s performance is evaluated against pre-established individual and Company goals and objectives. In January, senior leadership reviews performance and compensation recommendations to ensure that awards are correlated with performance across the organization. In February, management submits recommendations to the Compensation Committee for final review and approval.
      The executive compensation decisions made by the Compensation Committee during 2004 reflect Starwood’s outstanding EPS, operating income and EBITDA performance. Starwood outperformed its hospitality peer group on EPS, Margin and EBITDA performance during 2004. The Compensation Committee reviews the Company’s financial data concurrent with approving bonus awards and equity grants for executives. The Compensation Committee believes that the Company’s executive compensation programs and decisions have generally met their objectives. Starwood has been able to attract and retain the type of executive talent necessary to successfully support its growth and financial objectives.
Chief Executive Officer Compensation For 2004
      Barry S. Sternlicht is the Executive Chairman and was the Chief Executive Officer of Starwood until October 1, 2004. Mr. Sternlicht was awarded a total bonus of $6,435,668 in March 2005 relating to his 2004 performance, $1,608,917 of which was deferred into Deferred Shares in accordance with the Executive Plan (which amount was grossed up by 33% to $2,139,860 in Deferred Shares in accordance with the terms of the Executive Plan). In addition, Mr. Sternlicht received equity awards in 2004 in accordance with the terms of his employment agreement, which is described on pages 24-25. The significant appreciation in the value of these awards is a result of the increase in value of the Company’s Shares.
      The following factors contributed to the Compensation Committee’s determination of Mr. Sternlicht’s 2004 bonus: (a) Starwood’s financial performance as measured by EPS and EBITDA, (b) the amount of bonus relative to bonuses paid to chief executive officers in peer companies, (c) Starwood’s completion of various strategic objectives including the growth of certain brands including W and Starwood Vacation Ownership, and (d) the hiring of a new CEO and successful transition of Mr. Sternlicht’s executive officer responsibilities to the new CEO.
      Steven J. Heyer became Chief Executive Officer on October 1, 2004. For 2004, Mr. Heyer was paid in accordance with the terms of his employment agreement, which is described on pages 23-24. The amounts paid in 2004 were not discretionary or otherwise related to the financial performance of the Company.

Compensation and Option Committee of the Board of Directors

Jean-Marc Chapus (chairman)
Eric Hippeau
Thomas O. Ryder

STOCKHOLDER RETURN PERFORMANCE
      Set forth below is a line graph comparing the cumulative total stockholder return on the Shares against the cumulative total return on the S&P 500 and the S&P 500 Hotel Index (the “S&P 500 Hotel”) for the five fiscal years beginning December 31, 1999 and ending December 31, 2004. The graph assumes that the value of the investments was 100 on December 31, 1999 and that all dividends and other distributions were reinvested. The comparisons are provided in response to SEC disclosure requirements and are not intended to forecast or be indicative of future performance.

	1999	2000	2001	2002	2003	2004

Starwood	100.00	152.94	132.98	109.50	169.79	279.63
S&P 500	100.00	90.97	80.19	62.57	80.32	88.94
S&P 500 Hotel	100.00	80.71	75.69	67.84	102.96	149.68
AUDIT COMMITTEE REPORT
      The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
      The Audit Committee, which is comprised entirely of “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements and applicable federal securities laws, serves as an independent and objective party to assist the Board in fulfilling its oversight responsibilities including, but not limited to, (i) monitoring the quality and integrity of the Company’s financial statements, (ii) monitoring compliance with legal and regulatory requirements, (iii) assessing the qualifications and independence of the independent accountants and (iv) establishing and monitoring the Company’s systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee operates under a written charter which meets the requirements of applicable federal securities laws and the NYSE requirements.
      In the first quarter of 2005, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management, the Company’s internal auditors and the independent registered public accounting firm, Ernst & Young. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

      The Audit Committee also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, “Independence Discussion with Audit Committees,” as amended, and discussed with the registered public accounting firm their independence.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee of the Board of Directors

Thomas O. Ryder (chairman)
Daniel W. Yih
Kneeland C. Youngblood
Eric Hippeau
Audit Fees
      The aggregate amounts paid by the Company for the fiscal years ended December 31, 2004 and 2003 to the Company’s principal accounting firm, Ernst & Young, are as follows (in millions):

	2004	2003

Audit Fees(1)	$5.2	$2.9
Audit-Related Fees(2)	$1.8	$1.5
Tax Fees(3)	$0.3	$0.2
All other fees(4)	$0.2	$0.1

Total	$7.5	$4.7

(1)	Audit fees include the fees paid for the annual audit, the review of quarterly financial statements and assistance with regulatory and statutory filings, the audit of the Company’s internal controls over financial reporting with the objective of obtaining reasonable assurance about whether effective internal controls over financial reporting were maintained in all material respects and for the attestation of management’s report on the effectiveness of internal controls over financial reporting. The increase of approximately $2.3 million was principally due to the addition of the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, as required by Section 404 of the Sarbanes Oxley Act of 2002.

(2)	Audit-related fees primarily include fees for the audits of employee benefit plans and audits required by debt or other contractual agreements.

(3)	Tax fees include fees for the preparation and review of certain foreign tax returns.

(4)	Fees were paid to Ernst & Young in connection with services provided to the Company involving certain litigation involving the Company.
Pre-Approval of Services
      The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent registered public accounting firm. For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year. The engagement letter must be formally accepted by the Audit Committee before any audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. The Audit

Committee may delegate authority to one of its members to pre-approve all audit/non-audit services by the independent registered public accounting firm, as long as these approvals are presented to the full Audit Committee at its next regularly scheduled meeting.
      Management submits to the Audit Committee all non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of the registered public accounting firm and would be permissible under all applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by the Company for those services.
      All audit and permissible non-audit services provided by Ernst & Young to the Company for the fiscal years ended December 31, 2004 and 2003 were pre-approved by the Audit Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies of the Board of Directors
      The policy of the Board of Directors of the Corporation and the Board of Trustees of the Trust provides that any contract or transaction between the Corporation or the Trust, as the case may be, and any other entity in which one or more of its Directors, Trustees or executive officers are directors or officers, or have a financial interest, must be approved or ratified by the Governance and Nominating Committee (which is currently comprised of Stephen R. Quazzo, Ambassador Barshefsky and Bruce W. Duncan, the “Governance Committee”) and/or by a majority of the disinterested Directors or Trustees, in either case after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.
Starwood Capital
      General. Barry S. Sternlicht, Executive Chairman and a Director of the Corporation, and Executive Chairman and a Trustee of the Trust, may be deemed to control and has been and remains the President and Chief Executive Officer of Starwood Capital since its formation in 1991.
      Trademark License. An affiliate of Starwood Capital has granted to us, subject to Starwood Capital’s unrestricted right to use such name, an exclusive, non-transferable, royalty-free license to use the “Starwood” name and trademarks in connection with the acquisition, ownership, leasing, management, merchandising, operation and disposition of hotels worldwide, and to use the “Starwood” name in our corporate name worldwide, in perpetuity.
      Starwood Capital Noncompete. In connection with our restructuring in 1995, Starwood Capital voluntarily agreed that, with certain exceptions, Starwood Capital would not compete directly or indirectly with us within the United States and would present to us all opportunities presented to Starwood Capital to acquire fee interests in hotels in the United States and debt interests in hotels in the United States where it is anticipated that the equity will be acquired by the debt holder within one year from the acquisition of such debt (the “Starwood Capital Noncompete”). During the term of the Starwood Capital Noncompete, Starwood Capital and its affiliates are not permitted to acquire any such interest, or any ground lease interest or other equity interest, in hotels in the United States without the consent of the Board. In addition, our Corporate Opportunity Policy requires that each executive officer submit to the Governance Committee any opportunity that the executive officer reasonably believes is within our lines of business or in which we have an interest. Non-employee directors are subject to the obligations with respect to opportunities presented to them in their capacity as directors. Therefore, as a matter of practice, all opportunities to purchase hotel assets, even those outside of the United States, that Starwood Capital may pursue are first presented to us. The Starwood

Capital Noncompete continues until no officer, director, general partner or employee of Starwood Capital is on either the Board of Directors of the Corporation or the Board of Trustees of the Trust (subject to exceptions for certain restructurings, mergers or other combination transactions with unaffiliated parties). Several properties owned or managed by us, including the Westin Innisbrook Resort (the “Innisbrook Resort”), the Westin Mission Hills Resort and the Westin Turnberry Resort, were opportunities brought to us or our predecessors by Starwood Capital or entities related to Mr. Sternlicht. With the approval in each case of the Governance Committee of the Board of Directors of the Corporation and the Board of Trustees of the Trust, from time to time we have waived the restrictions of the Starwood Capital Noncompete, in whole or in part, (and/or passed on the opportunity in cases of the Corporate Opportunity Policy) with respect to particular acquisition or investment opportunities in which we have no business or strategic interest. In each instance, members of management not having an interest in the transaction, review and analyze the proposed transaction and may seek the advice of independent advisors. Following its review and analysis, management makes a recommendation to the Governance Committee. Upon receiving such recommendation and analysis, the Governance Committee will consider the recommendations and advice of management and may, depending on the transaction involved, retain independent financial and legal advisors in determining whether or not to pursue an opportunity or waive the Starwood Capital Noncompete.
      Miscellaneous. In July 2003, we waived the Starwood Capital Noncompete in connection with the acquisition of the Renaissance Wailea hotel in Hawaii by an affiliate of Starwood Capital. We signed a letter of intent with the affiliate to manage this property after it is extensively repositioned and renovated. We are currently negotiating the management agreement. Our Governance Committee, advised by separate independent legal and hospitality advisors, approved the waiver of the Starwood Capital Noncompete and the terms of the proposed management agreement as being at or better than market terms. We also declined the opportunity to purchase the asset because the expected after tax return on investment as determined by management based on its experience in the industry and concurred to by the Governance Committee was less than our minimum threshold and because a significant acquisition of real estate was not consistent with our strategic priorities.
      In August 2003, we acquired from an affiliate of Starwood Capital its beneficial ownership interest in 15 acres of land contiguous to the Westin Mission Hills Resort for a purchase price of $2.8 million. Our Governance Committee approved the transaction, which was at a discount from the price determined by an independent third party appraiser engaged by the Governance Committee.
      In November 2004, we waived the Starwood Capital Noncompete in connection with the potential acquisition of two hotels in Florida which are currently franchised under a Starwood brand. Pursuant to the waiver, we permitted Starwood Capital to enter into a contract to acquire the assets on the condition that it enters into a management agreement for us to manage the assets for up to three years. The management agreement would provide for a management fee of 5% of gross operating revenues in exchange for us loaning Starwood Capital up to $2 million to facilitate capital improvements on the properties. The loan would be repayable upon expiration of the management contracts unless Starwood Capital enters into long term contracts with us. If Starwood Capital determines to operate the properties as hotels, time shares, fractional interests, branded residential or any type of transient lodging facility, Starwood Capital would be required to negotiate a “market” management agreement with us. The Governance Committee approved the waiver of the Starwood Capital Noncompete and the proposed management fee as being at or better than market rates based on management’s recommendation. In addition, we were provided an opportunity to acquire the assets but declined to do so because the expected after tax return on investment as determined by management based on its experience in the industry was less than our minimum threshold, and the acquisition of the assets would have required substantial capital for investment and redevelopment, which was not consistent with our strategic priorities. To date, Starwood Capital has not acquired the hotels.
      In November 2004, we declined the opportunity to purchase an equity interest in a Starwood branded hotel in Asia through a joint venture consisting of Starwood Capital and a third party. The hotel is subject to a long-term management contract with us that was entered into with independent third parties and that will remain in place. The Governance Committee determined that we would not be interested in acquiring the hotel based on management’s recommendation because the expected after tax return on investment as determined by management based on its experience in the industry was less than our minimum threshold, because of the existing long-term management contract and because the acquisition was not consistent with our strategic priorities.
      In February 2005, we agreed to waive the Starwood Capital Noncompete and the application of the Corporate Opportunity Policy with respect to a portfolio of seven hotels and a minority interest in an eighth hotel, each of which is subject to a long-term management agreement with us. Under the terms of the waiver, affiliates of Starwood Capital will acquire the portfolio subject to the existing management agreements in favor of us. Starwood Capital has agreed that, following its planned restructuring of the ownership of the portfolio, the new management agreements will be revised to reflect our current form of management arrangement while preserving the existing management agreements’ current favorable economic terms. Starwood Capital has also agreed to grant us a right of first offer for an appropriate management, franchise, and/or services agreement with respect to any time share, residential or similar development opportunity at certain of the properties, to fully comply with all applicable brand standards and to certain restrictions on Mr. Sternlicht’s involvement with the operation of the properties. We declined the opportunity to acquire the properties based on management’s recommendation, because the expected after tax return on investment as determined by management based on its experience in the industry was less than our minimum threshold, because of the existence of the favorable long-term management agreements and because the acquisition was not consistent with our strategic priorities. Starwood Capital consummated the acquisition in March 2004.
      Beginning in the fourth quarter of 2004, Starwood Capital entered into discussions regarding a transaction with us and a third party which would involve, among other things, Starwood Capital acquiring an interest in hotels together with a third party with us managing such properties. In the first quarter of 2005, we agreed to reimburse Starwood Capital for certain of its third party due diligence expenses in connection with its consideration of the transaction if a transaction is not consummated. A transaction involving Starwood Capital, if any, would be subject to the review and approval of the Governance Committee.
      In October 2004, in connection with a potential acquisition that we were considering jointly with Starwood Capital, Starwood Capital agreed to reimburse us for certain due diligence reviews conducted on their behalf by us for which we billed them approximately $25,800.
      Portfolio Investments. An affiliate of Starwood Capital holds an approximately 31% co-controlling interest in Troon Golf (“Troon”), one of the largest third-party golf course management companies that currently manages over 120 high-end golf courses. Mr. Sternlicht’s indirect interest in Troon held through such affiliate is approximately 12%. In January 2002, after extensive review of alternatives and with the unanimous approval of the Governance Committee, we entered into a Master Agreement with Troon covering the United States and Canada whereby we have agreed to have Troon manage all golf courses in the United States and Canada that are owned by us and to use reasonable efforts to have Troon manage golf courses at resorts that we manage or franchise. Based on a review of comparable third-party transactions, we believe that the terms of the Troon agreement are at or better than market terms. Mr. Sternlicht did not participate in the negotiations or the approval of the Troon Master Agreement. During 2004, Troon managed 17 golf courses at resorts owned or managed by us. We paid Troon a total of $1,440,000 for management fees and payments for other services in 2004 for nine golf courses at resorts owned or managed by us. During 2003 and 2002, we paid $948,000 and $813,000 for management fees and payments for other services for the nine and eight golf courses at resorts owned or managed by us, respectively.
      In addition, a subsidiary of Starwood Capital is a general partner of a limited partnership which owns approximately 45% in an entity that manages over 40 health clubs, including one health club and spa space in a hotel owned by us. We paid approximately $84,000 annually to the management company for such management services in 2003 and 2002, and $42,000 in 2004. We believe that the terms of the management agreement were at or better than market terms. The management agreement terminated on September 30, 2003 and the management company has since managed the health club and spa on a month-to-month agreement. We and the management company continued this arrangement until we closed the health club and spa in June 2004 for conversion to a Bliss spa.

      An entity in which Mr. Sternlicht has an indirect interest held 259 limited partnership units in Westin Hotels Limited Partnership (the owner of the Westin Michigan Avenue Hotel.) The units were acquired in 1995 and 1996, prior to our acquisition of Westin. The entity tendered all of its units to us in connection with our tender offer. We purchased all shares tendered to us and the entity received approximately $190,000 for its units during 2004.
      Other Management-Related Investments. Innisbrook. Mr. Sternlicht has a 38% indirect interest in an entity (the “Innisbrook Entity”) that owned the common area facilities and certain undeveloped land (but not the hotel) at the Innisbrook Resort. In May 1997, the Innisbrook Entity entered into a management agreement for the Innisbrook Resort with Westin, which was then a privately held company partly owned by Starwood Capital and Goldman, Sachs & Co. When we acquired Westin in January 1998, we acquired Westin’s rights and obligations under the management and other related agreements. Under these agreements, the hotel manager was obligated to loan up to $12.5 million to the owner in the event certain performance levels were not achieved. Management fees earned under these agreements were $636,000, $512,000 and $584,000 in 2004, 2003 and 2002, respectively. The operations of the Innisbrook Entity did not and continues not to generate sufficient cash flow to service its outstanding debt and current obligations for much of the past several years.
      We reached an agreement in 2004 with the Innisbrook Entity and its primary lender regarding certain outstanding obligations of the Innisbrook Entity, including approximately $11 million (consisting principally of loans made by us as hotel manager under the $12.5 million obligation) payable to us upon certain events. Pursuant to the agreement, the Innisbrook Entity conveyed the Innisbrook Resort to the lender (in lieu of foreclosure) and we were paid approximately $465,000 for outstanding receivables. Under the terms of the agreement, we entered into a new management agreement for the Innisbrook Resort with the lender providing for (i) an increased base management fee percentage, (ii) management of the Innisbrook Resort’s golf facilities (which we subcontracted to Troon, the manager of the facilities prior to the new agreement), (iii) the right to receive a termination fee of up to $5.9 million (declining to $5.5 million over three years) upon certain events and (iv) the right to be repaid certain capital expenditures made by us if the management agreement is terminated prior to January 1, 2006. As part of the agreement, each of the parties released substantially all of their claims against the others (including our right to receive payment of approximately $10.26 million loaned by us to the Innisbrook Entity upon the occurrence of certain events). Under the new agreement, affiliates of the Innisbrook Entity also loaned the lender $2 million to provide working capital for the Innisbrook Resort. The resolution of the matter did not have a material impact on our financial position, results of operations or cash flows and was approved by the Governance Committee based on the recommendation of management and outside legal advisors.
      Savannah. In July 2002, we acquired a 49% interest in the Westin Savannah Harbor Resort and Spa in connection with the restructuring of the indebtedness of that property. An unrelated party holds an additional 49% interest in the property. The remaining 2% is held by Troon. Troon invested in the project on a pari-passu basis and manages the golf course at the Westin Savannah. The unrelated third party negotiated the terms of the golf management agreement with Troon and approved the terms of its equity interest, and therefore, we believe the arrangements are on an arms-length basis.
      Aircraft Lease. In February 1998, we leased a Gulfstream III Aircraft (“GIII”) from Star Flight LLC, an affiliate of Starwood Capital. The term of the lease was one year and automatically renews for one-year terms until either party terminates the lease upon 90 days’ written notice. The rent for the aircraft, which was set at approximately 90% of fair market value at the time (based on two estimates from unrelated third parties), is (i) a monthly payment of 1.25% of the lessor’s total costs relating to the aircraft (approximately $123,000 at the beginning of the lease, with this amount increasing as additional costs are incurred by the lessor), plus (ii) $300 for each hour that the aircraft is in use. The lease was revised effective January 1, 2004. Under the revised terms, the monthly lease payment is equal to (i) 1% of the fair market value of the aircraft as determined by an independent appraisal in February 2005, with the fair market value of the aircraft to be determined annually, plus (ii) $300 for each hour that the aircraft is in use. The term of the new lease agreement is for one year and it automatically renews for one-month terms unless either party terminates the lease upon 90 days’ written notice. The amount paid in 2004 in excess of the revised amount due

(approximately $658,000) will be refunded by Star Flight LLC upon execution of the amended lease. Payments to Star Flight LLC were $1,724,000 (before the refunded amount disclosed above), $1,865,000 and $2,052,000 in 2004, 2003 and 2002, respectively. Starwood Capital has used the GIII as well as the Gulfstream IV Aircraft (“GIV”) operated by us. For use of the GIII, Star Flight LLC relieves us of lease payments for the days the plane is used and reimburses us for costs of operating the aircraft. For use of the GIV, Starwood Capital pays a charter rate that is at least equal to the amount we would have received from an unaffiliated third party through our charter agent, net of commissions. Lease relief and reimbursed operating costs were approximately $208,000, $52,000 and $161,000 for fiscal 2004, 2003 and 2002, respectively.
Other
      We have on occasion made loans to employees, including to executive officers prior to August 23, 2002, principally in connection with home purchases upon relocation. As of December 31, 2004, approximately $5.6 million in loans to approximately 15 employees was outstanding of which approximately $4.4 million were non-interest bearing home loans. Home loans are generally due five years from the date of issuance or upon termination of employment and are secured by a second mortgage on the employee’s home. Executive officers receiving home loans in connection with relocation were Robert F. Cotter, President and Chief Operating Officer, in June 2001 (original balance of $600,000), David K. Norton, Executive Vice President of Human Resources, in July 2000 (original balance of $500,000), and Theodore W. Darnall, President, Real Estate Group, in 1996 and 1998 (original balance of $750,000 ($150,000 bridge loan in 1996 and $600,000 home loan in 1998), of which $600,000 was repaid in August 2003). As a result of the acquisition of ITT Corporation in 1998, restricted stock awarded to Messrs. Sternlicht and Darnall in 1996 vested at a price for tax purposes of $53 per Share. This amount was taxable at ordinary income rates. By late 1998, the value of the stock had fallen below the amount of income tax owed. In order to avoid a situation in which the executives could be required to sell all of the Shares acquired by them to cover income taxes, in April 1999 we made interest-bearing loans at 5.67% to Messrs. Sternlicht and Darnall of approximately $1,222,000 and $416,000 respectively, to cover the taxes payable. Mr. Darnall’s loan was repaid in 2004. Accrued interest on Mr. Sternlicht’s loan at December 31, 2004 is approximately $396,000. The note and all associated accumulated interest become due on their tenth anniversary.
      Dina Diagonale held various positions with the Company from January 2001 through June 2004. In 2004, Ms. Diagonale earned a total of $241,409, which includes (i) approximately $77,500 upon the exercise of in-the-money options and restricted stock that vested or became exercisable in the ordinary course and (ii) Ms. Diagonale’s 2003 bonus which was paid in March 2004 and (iii) base compensation and severance. In addition, Ms. Diagonale was awarded 2,500 options to purchase Company shares in 2004, which terminated prior to vesting upon her ceasing to be employed by the Company. Subsequent to her departure from the Company, Ms. Diagonale married Kenneth S. Siegel, Executive Vice President and General Counsel.
OTHER MATTERS
      The Board is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the Company Shares represented thereby in accordance with their discretion.
SOLICITATION COSTS
      We will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. The solicitation is being made by mail and may also be made by telephone or in person using the services of a number of regular employees of the Company at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of Company Shares. We have engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $13,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
      If you want to make a proposal or nominate a director for consideration at next year’s Annual Meeting and have it included in our proxy materials, we must receive your proposal by December 10, 2005, and the proposal must comply with the rules of the SEC.
      If you want to make a proposal or nominate a director for consideration at next year’s Annual Meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in the Company’s Bylaws, including that we must receive your proposal on or after January 25, 2006 and on or prior to February 19, 2006, with certain exceptions if the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2005 Annual Meeting.
      If we do not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2006 Annual Meeting.
      The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.
      You should address your proposals or nominations to the Corporate Secretary, Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York 10604.

By Order of the Board of Directors
STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.

Kenneth S. Siegel
Corporate Secretary
April 7, 2005

APPENDIX A
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES
AS AMENDED AND RESTATED AS OF JANUARY 1, 2005
      1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

Code — the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

Committee — a committee comprised solely of two or more members of the Board of Directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

Company — Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

Deferred Unit Account — shall mean a book reserve maintained by the Company for the purpose of measuring the amount payable to a Participant with respect to the deferred portion of the Participant’s bonus payment for a Performance Period.

Designated Beneficiary — shall mean the person or persons entitled to receive the remaining Distributable Balance in a Participant’s Deferred Unit Account at the Participant’s death.

Distributable Balance — shall mean the balance in a Participant’s Deferred Unit Account that is distributable to the Participant upon termination of the Participant’s employment.

Exchange Act — shall mean the Securities Exchange Act of 1934, as amended.

Fair Market Value — shall mean the fair market value of a Unit, as determined by the Committee, which, unless otherwise specified, shall be the average of the high and low sales price for a Unit as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined, or, if there is no such sale on the relevant date, then on the preceding business day on which a sale was reported.

Legal Representative — shall mean a guardian, legal representative or other person acting in a similar capacity with respect to a Participant.

Participant — shall mean the Executive Chairman and the Chief Executive Officer, and any other executive officer of the Company who is designated by the Committee as a Participant in this Plan at any time ending on or before the lesser of (i) the 90th day of the applicable Performance Period or (ii) the date on which 25% of the Performance Period has elapsed.

Performance Measure — The Performance Measure shall be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: earnings before interest, taxes, depreciation and amortization (“EBITDA”), consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow measures, return on equity, return on net assets employed or earnings per share for the applicable Performance Period, subject to such other special rules and conditions as the Committee may establish at any time ending on or before the lesser of (i) the 90th day of the applicable Performance Period or (ii) the date on which 25% of the applicable Performance Period has elapsed.

Performance Period — shall mean the twelve consecutive month period, which coincides with the Company’s fiscal year, or, such other period as the Committee may determine in its discretion.

Plan — shall mean the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives as set forth herein and as from time to time amended.

Unit — shall mean a Unit consisting of one share of common stock, par value $.01 per share, of the Company and one Class B share of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts.
      2. Administration.
      2.1 Committee. The Plan shall be administered by the Committee.
      2.2 Determinations Made Prior to Each Performance Period. At any time ending on or before the lesser of (i) the 90th day of the applicable Performance Period or (ii) the date on which 25% of the Performance Period has elapsed, the Committee shall:
      (a) Designate Participants for that Performance Period.
      (b) Establish the Performance Measures for the Performance Period.
      (c) Determine the formula for determining each Participant’s bonus payment for the Performance Period.
      2.3 Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Committee must certify in writing that the applicable Performance Measure targets and all other factors upon which a bonus is based have been attained.
      2.4 Stockholder Approval. The material terms of the Plan shall be disclosed to and approved by stockholders of the Company in accordance with Section 162(m) of the Code. No bonus shall be paid under this Plan unless such stockholder approval has been obtained.
      3. Bonus Payment.
      3.1 Formula. Each Participant shall be eligible to receive a bonus payment for a Performance Period in an amount established by, or determined under a bonus formula established by, the Committee for the Performance Period based on the attainment of the Performance Measure targets for the Performance Period.
      3.2 Limitations.

(a) No payment if Performance Measure threshold not achieved. In no event shall any Participant receive a bonus payment hereunder if the minimum threshold Performance Measure requirement applicable to the bonus payment is not achieved during the Performance Period.

(b) No payment in excess of pre-established amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $9 million.

(c) Committee may reduce bonus payment. The Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable to a Participant under this Plan. The Committee may exercise such discretion by establishing conditions for the payment of bonuses in addition to the Performance Measure targets, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.
      4. Bonus Payments.
      4.1 Time and Form of Payments. Not less than 75% of the bonus payment payable to a Participant under the Plan for a Performance Period shall be paid to the Participant in one or more cash payments as soon as determined by the Committee after it has certified that the Performance Measure targets and all other factors upon which the bonus payment for the Participant is based have been attained.
      4.2 Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any other beneficiary.
      4.3 Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.
      5. Deferred Unit Accounts.
      5.1 Deferred Unit Accounts.

(a) An amount equal to 25%, unless the Committee determines to defer a smaller portion of a Participant’s bonus payment, determined in the sole discretion of the Committee, of the gross bonus payment payable to a Participant under the Plan for a Performance Period may be credited to the Participant’s Deferred Unit Account as of the date on which the first cash bonus payment for the Performance Period is paid to the Participant pursuant to Section 4.1. The amount so credited to a Participant’s Deferred Unit Account (as adjusted for deemed investment returns hereunder) shall become vested ratably over the three-year period beginning at the end of the Performance Period.

(b) An amount equal to no more than the amount of the bonus payment payable to a Participant for a Performance Period in excess of $3 million may be credited to the Participant’s Deferred Unit Account at the election of the Participant, with the timing of such election to be determined by the Committee, as of the date on which the first cash bonus payment for the Performance Period is paid to the Participant pursuant to Section 4.1. The amount so credited to a Participant’s Deferred Unit Account shall become vested ratably over the remaining term of any applicable employment agreement and shall vest in full upon the Participant’s termination of employment for any reason.
      5.2 Deemed Investment of Deferred Unit Accounts. Amounts credited to a Participant’s Deferred Unit Account pursuant to subsection 5.1(a) shall be deemed to be invested in whole and fractional Units at a price equal to 75% of the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Unit Account. Amounts credited to a Participant’s Deferred Unit Account pursuant to subsection 5.1(b) shall be deemed to be invested in whole and factional Units at a price equal to 100% of the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Unit Account. If any dividends are paid or other distributions are made on the Company’s Units, dividend equivalents and other distribution equivalents shall be paid in the same proportion on the Units concurrently to the Participant.
      5.3 Distribution of Deferred Unit Accounts. On the earlier of (a) the third anniversary of the end of the applicable Performance Period or (b) the day following the date the Participant’s employment is terminated for whatever reason (such earlier date being referred to as the “Distribution Date”), the Company shall compute the “Distributable Balance” in a Participant’s Deferred Unit Account on such date. Unless otherwise determined by the Committee, the Company shall pay to the Participant promptly following the Distribution Date (i) all amounts credited to the Deferred Unit Account (as adjusted for deemed investment returns hereunder) if either (x) the Participant is employed by the Company on the Distribution Date or (y) the Participant’s employment has terminated by reason of Participant’s retirement, disability or death, or (ii) only the vested amounts credited to the Deferred Unit Account (as adjusted for deemed investment returns hereunder), if the Participant’s employment has terminated for a reason other than the Participant’s retirement, disability, or death. In the event that the Participant becomes disabled, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long-term disability payments under the Company’s long-term disability plan. For purposes of this Section 5.3, “disability” shall mean a total physical disability which, in the Company’s judgment, prevents the Participant from performing substantially his/her employment duties and responsibilities for a continuous period of at least six months, and “retirement” shall mean retirement as then defined in the Company’s 2004 Long-Term Incentive Compensation Plan (or any successor thereto) (the “Company’s LTIP”). All distributions under this Section 5.3 will be made in whole Units and cash equal to the Fair Market Value of any fractional Unit and such Units shall be issuable under the Company’s LTIP. If a Participant dies before his/her entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the Participant’s Designated Beneficiary.
      5.4 Designation of Beneficiaries. A Participant may designate a Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The Participant may change or other entity which is a Designated Beneficiary is terminated, dissolved, becomes insolvent, is adjudicated bankrupt prior to the date of the Participant’s death, or if the Participant fails to designate a beneficiary, then the following persons in the following order shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive: (i) Participant’s spouse, if living; (ii) Participant’s then living descendants, per stirpes; and (iii) Participant’s estate.
      5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Units, payment by the Participant of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the distribution of Units. In the alternative, the Company may withhold whole Units which would otherwise be delivered to a Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with a distribution (the “Tax Date”) in the amount necessary to satisfy any such obligation. Any fraction of a Unit that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.
      5.6 Restrictions on Units. If at any time the Company determines that the listing, registration or qualification of the Units allocated to the Deferred Unit Accounts of Participants upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Units hereunder, such Units shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Units delivered to any Participant hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
      5.7 Adjustment. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or an unpairing of the shares of common stock of the Company from the Class B shares of beneficial interest of Starwood Hotels & Resorts; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than a normal cash dividend) results in the outstanding Units, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (including unpaired shares replacing paired Units); or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Units, the number and class of securities deemed to be held in each Deferred Unit Account shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
      5.8 Change in Control.
      (a) (1) Notwithstanding any provision in the Plan, in the event of a Change in Control, the Committee may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, causing the unvested amount in a Participant’s Deferred Unit Account to vest, or electing that each outstanding Deferred Unit Account shall be canceled by the Company, and that each Participant shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to the number of Units then deemed to be in the Participant’s Deferred Unit Account, multiplied by the greater of (x) the highest per Unit price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a Unit on the date of occurrence of the Change in Control.
      (2) In the event of a Change in Control pursuant to subsection (b) (3) or (4) below in connection with which the holders of Units receive shares of common stock that are registered under Section 12 of the Exchange Act, the Committee may, but shall not be required to, substitute for each Unit available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Unit shall be converted pursuant to such Change in Control.

      (b) For purposes of the Plan, “Change in Control” shall mean:

(1) Any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, “Person”) is or becomes the beneficial owner within the meaning of Rule 13d-3 promulgated under the Exchange Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i) of 33 1/3 percent or more of either (i) then outstanding Units, including for this purpose Partnership Units of SLT Realty Limited Partnership and SLC Operating Limited Partnership (the “Outstanding Units”) or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Units and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Units and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly 33 1/3 percent or more of the Outstanding Units or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.
      6. Amendment and Termination. Subject to the provisions of Section 162(m) of the Code, the Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of the Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

      7. Miscellaneous.
      7.1 Effective Date. Subject to approval by the Company’s stockholders, the effective date of the Plan (as amended and restated) shall be for Performance Periods commencing on or after January 1, 2005. The Plan as it exists prior to being amended and restated governs awards prior to such date.
      7.2 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.
      7.3 Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.
      7.4 Employment Rights and Other Benefits Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the Participant’s employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.
      7.5 No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.
      7.6 Governing Law. The place of administration of the Plan shall be in the State of New York. The corporate law of the State of Maryland shall govern issues relating to the validity and issuance of Units. Otherwise, the Plan shall be construed and administered in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.
      7.7 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.
      7.8 Qualified Performance-Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder to the maximum extent possible as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

Directions to the Westin St. Louis
From the North
From Lambert Airport, take Interstate 70 East to Market Street and turn right. Take Market Street to 8th Street and turn left. Turn right on Spruce Street. The hotel entrance is located on Spruce Street between 8th and 9th Streets, on the right.
From Illinois
Follow Interstate 64 across the Poplar Street Bridge. Take the Stadium/9th Street exit. Turn right at the end of the ramp onto Clark Street. The hotel entrance is located on Clark Street between 9th and 8th Streets.
From the West
Take US Highway 40/Interstate 64 East to the 11th Street/Stadium exit. At the end of the ramp, turn right onto Spruce Street. Proceed approximately 3 blocks. The hotel entrance is on Spruce between 9th and 8th Streets, on the left side.
From the South
Take Interstate 55 North to the Memorial Drive/Downtown exit. Follow Memorial Drive to Market Street and turn left. Turn left onto 8th Street and then right onto Spruce Street. The hotel entrance is located on Spruce between 8th and 9th Streets, on the right.

ANNUAL MEETING OF STOCKHOLDERS OF

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

May 5, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

âPlease detach along perforated line and mail in the envelope provided.â

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “AGAINST” PROPOSALS 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	O	Barshefsky
		O	Chapus
☐	WITHHOLD AUTHORITY	O	Duncan
	FOR ALL NOMINEES	O	Heyer
		O	Hippeau
☐	FOR ALL EXCEPT	O	Quazzo
	(See instructions below)	O	Ryder
		O	Sternlicht
		O	Yih
		O	Youngblood

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.	☐	☐	☐

3.	Reapproval of the Annual Incentive Plan for Certain Executives.	☐	☐	☐

4.	Stockholder proposal recommending that the Board of Directors adopt a confidential voting policy.	☐	☐	☐

5.	Stockholder proposal requesting that the Board of Directors act to expense stock options.	☐	☐	☐
To vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement of the meeting in the discretion of the proxy holder.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

The Westin St. Louis
811 Spruce Street
St. Louis, Missouri 63102

Proxy for the Annual Meeting to be Held on May 5, 2005

This Proxy is Solicited by the Board of Directors

     I acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Starwood Hotels & Resorts Worldwide, Inc., each dated April 7, 2005. I appoint Steven J. Heyer, Barry S. Sternlicht and Kenneth S. Siegel and each of them, proxies and attorney’s-in-fact, with full power of substitution, to represent me at Starwood’s Annual Meeting of Stockholders, to be held on May 5, 2005, at 10:00 a.m. local time, and at any postponed and re-convened meetings, and to vote all my shares of Starwood stock as I direct on the reverse side of this card. I revoke any proxy previously given by me with respect to such meeting.

     If no direction is indicated, the proxyholders will vote the shares represented by this proxy “FOR” Proposals 1, 2 and 3, “AGAINST” Proposals 4 and 5, and in the discretion of the proxyholders on any other matter that may properly come before the meeting.

     We encourage you to voice your preference by marking the appropriate boxes on the other side. If you wish to vote in accordance with the directors’ recommendations, you may just sign and date on the other side.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

May 5, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

âPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.â

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “AGAINST” PROPOSALS 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	O	Barshefsky
		O	Chapus
☐	WITHHOLD AUTHORITY	O	Duncan
	FOR ALL NOMINEES	O	Heyer
		O	Hippeau
☐	FOR ALL EXCEPT	O	Quazzo
	(See instructions below)	O	Ryder
		O	Sternlicht
		O	Yih
		O	Youngblood

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.	☐	☐	☐

3.	Reapproval of the Annual Incentive Plan for Certain Executives.	☐	☐	☐

4.	Stockholder proposal recommending that the Board of Directors adopt a confidential voting policy.	☐	☐	☐

5.	Stockholder proposal requesting that the Board of Directors act to expense stock options.	☐	☐	☐
To vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement of the meeting in the discretion of the proxy holder.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.